                                                               EXECUTION VERSION

                        MORTGAGE LOAN PURCHASE AGREEMENT

          This Mortgage Loan Purchase Agreement, dated as of June 21, 2005 (this
"Agreement"), is entered into between Countrywide Commercial Real Estate
Finance, Inc. (the "Seller") and Merrill Lynch Mortgage Investors, Inc. (the
"Purchaser").

          The Seller intends to sell and the Purchaser intends to purchase certain multifamily, commercial and manufactured housing community mortgage loans (the "Mortgage Loans") identified on the schedule (the "Mortgage Loan
Schedule") annexed hereto as Schedule II. The Purchaser intends to deposit the
Mortgage Loans, along with certain other mortgage loans (the "Other Mortgage
Loans"), into a trust fund (the "Trust Fund"), the beneficial ownership of which will be evidenced by multiple classes of mortgage pass-through certificates (the
"Certificates"). One or more "real estate mortgage investment conduit" ("REMIC")
elections will be made with respect to most of the Trust Fund. The Trust Fund will be created and the Certificates will be issued pursuant to a Pooling and
Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing
Agreement"), among the Purchaser as depositor, Midland Loan Services, Inc., as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A.,
as trustee (the "Trustee"). Capitalized terms used but not defined herein
(including the schedules attached hereto) have the respective meanings set forth in the Pooling and Servicing Agreement.

          The Purchaser has entered into an Underwriting Agreement, dated as of
June 21, 2005 (the "Underwriting Agreement"), with Merrill Lynch, Pierce, Fenner
& Smith Incorporated ("Merrill Lynch"), for itself and as representative of
Countrywide Securities Corporation ("Countrywide") and PNC Capital Markets, Inc.
("PNC"; Merrill Lynch, Countrywide and PNC, collectively, in such capacity, the
"Underwriters"), whereby the Purchaser will sell to the Underwriters all of the
Certificates that are to be registered under the Securities Act of 1933, as amended (such Certificates, the "Publicly-Offered Certificates"). The Purchaser
has also entered into a Certificate Purchase Agreement, dated as of June 21,
2005 (the "Certificate Purchase Agreement"), with Merrill Lynch, for itself and as representative of Countrywide (together in such capacity, the "Initial
Purchasers"), whereby the Purchaser will sell to the Initial Purchasers all of the remaining Certificates (such Certificates, the "Private Certificates").

          Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

          SECTION 1. Agreement to Purchase.

          The Seller agrees to sell, and the Purchaser agrees to purchase, the
Mortgage Loans identified on the Mortgage Loan Schedule. The Mortgage Loan
Schedule may be amended to reflect the actual Mortgage Loans delivered to the
Purchaser pursuant to the terms hereof. The Mortgage Loans are expected to have an aggregate principal balance of $456,814,657 (the "Countrywide Mortgage Loan
Balance") (subject to a variance of plus or minus 5.0%) as of the close of business on the Cut-off Date, after giving effect to any payments due on or before such date, whether or not such payments are received. The Countrywide
Mortgage Loan Balance, together with the aggregate principal balance of the
Other Mortgage

Loans as of the Cut-off Date (after giving effect to any payments due on or before such date, whether or not such payments are received), is expected to equal an aggregate principal balance (the "Cut-off Date Pool Balance") of
$1,737,992,952 (subject to a variance of plus or minus 5%). The purchase and sale of the Mortgage Loans shall take place on June 29, 2005 or such other date as shall be mutually acceptable to the parties to this Agreement (the "Closing
Date"). The consideration (the "Purchase Consideration") for the Mortgage Loans
shall be equal to (i) 105.1066% of the Countrywide Mortgage Loan Balance as of
the Cut-off Date, plus (ii) $1,981,649, which amount represents the amount of interest accrued on the Countrywide Mortgage Loan Balance at the related Net
Mortgage Rate for the period from and including the Cut-off Date up to but not including the Closing Date.

          The Purchase Consideration shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

          The Purchaser hereby directs the Seller to deliver, and the Seller shall deliver, the Closing Date Deposit (in the amount of $8,444.76) to the
Master Servicer on the Closing Date. The Closing Date Deposit shall be delivered to the account specified by the Master Servicer by wire transfer of immediately available funds.

          SECTION 2. Conveyance of Mortgage Loans.

          (a) Effective as of the Closing Date, subject only to receipt of the
Purchase Consideration and the satisfaction or waiver of the conditions to closing set forth in Section 5 of this Agreement (which conditions shall be deemed to have been satisfied or waived upon the Seller's receipt of the
Purchase Consideration), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as set forth in this Agreement), all the right, title and interest of the Seller in and to the
Mortgage Loans identified on the Mortgage Loan Schedule as of such date, on a servicing released basis, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance proceeds and all of the Seller's right, title and interest in and to the Closing Date Deposit. The Mortgage Loan Schedule, as it may be
amended, shall conform to the requirements set forth in this Agreement and the
Pooling and Servicing Agreement.

          (b) The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-off Date, and all other recoveries of principal and interest collected after the Cut-off Date
(other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date). All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date
(only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and be promptly remitted to, the Seller.

          (c) The Seller hereby represents and warrants that it has or will have, on behalf of the Purchaser, delivered to the Trustee (i) on or before the
Closing Date, the documents and instruments specified below with respect to each
Mortgage Loan that are Specially Designated Mortgage Loan Documents and (ii) on
or before the date that is 30 days after the Closing Date, the remaining documents and instruments specified below that are not Specially

                                        2

Designated Mortgage Loan Documents with respect to each Mortgage Loan (the documents and instruments specified below and referred to in clauses (i) and
(ii) preceding, collectively, a "Mortgage File"). All Mortgage Files so delivered will be held by the Trustee in escrow for the benefit of the Seller at all times prior to the Closing Date. Each Mortgage File shall contain the following documents:

          (i) the original executed Mortgage Note for the subject Mortgage Loan, including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of Wells Fargo
     Bank, N.A., as trustee for the registered holders of Merrill Lynch Mortgage
     Trust 2005-MCP1, Commercial Mortgage Pass-Through Certificates, Series
     2005-MCP1, or in blank;

          (ii) an original or copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iv) an original executed assignment, in recordable form (except for completion of the assignee's name (if the assignment is delivered in blank)
     and any missing recording information or a certified copy of that assignment as sent for recording), of (a) the Mortgage, (b) any related
     Assignment of Leases (if such item is a document separate from the
     Mortgage) and (c) any other recorded document relating to the subject
     Mortgage Loan otherwise included in the Mortgage File, in favor of Wells
     Fargo Bank, N.A., as trustee for the registered holders of Merrill Lynch
     Mortgage Trust 2005-MCP1, Commercial Mortgage Pass-Through Certificates,
     Series 2005-MCP1, or in blank;

          (v) an original assignment of all unrecorded documents relating to the
     Mortgage Loan (to the extent not already assigned pursuant to clause (iv)
     above) in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-MCP1, Commercial Mortgage
     Pass-Through Certificates, Series 2005-MCP1, or in blank;

          (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Mortgage Loan has been assumed;

                                        3

          (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

          (viii) any filed copies or other evidence of filing of any prior UCC
     Financing Statements in favor of the originator of the subject Mortgage
     Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Seller on record with the applicable public office for UCC
     Financing Statements, a UCC Financing Statement assignment, in form suitable for filing in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-MCP1, Commercial
     Mortgage Pass-Through Certificates, Series 2005-MCP1, as assignee, or in blank;

          (ix) an original or copy of any Ground Lease, guaranty or ground lessor estoppel;

          (x) any intercreditor agreement relating to permitted debt of the
     Mortgagor and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

          (xi) an original or a copy of any loan agreement, any escrow or reserve agreement, any security agreement, any management agreement, any agreed upon procedures letter, any lockbox or cash management agreements, any environmental reports or any letter of credit, in each case relating to the subject Mortgage Loan; and

          (xii) with respect to a Mortgage Loan secured by a hospitality property, a signed copy of any franchise agreement and/or franchisor comfort letter.

     The foregoing Mortgage File delivery requirement shall be subject to
Section 2.01(c) of the Pooling and Servicing Agreement.

          (d) The Seller shall take all actions reasonably necessary to permit the Trustee to fulfill its obligations pursuant to Section 2.01(d) of the
Pooling and Servicing Agreement with respect to the Mortgage Loans, including bearing the out-of-pocket costs and expenses of the Trustee in connection with the performance by the Trustee of its recording, filing and delivery obligations pursuant to Section 2.01(d) of the Pooling and Servicing Agreement.

          (e) All such other relevant documents and records that (a) relate to the administration or servicing of the Mortgage Loans, (b) are reasonably necessary for the ongoing administration and/or servicing of such Mortgage Loans by the Master Servicer in connection with its duties under the Pooling and
Servicing Agreement, and (c) are in the possession or under the control of the
Seller, together with all unapplied escrow amounts and reserve amounts in the possession or under the control of the Seller that relate to the Mortgage Loans, shall be delivered or caused to be delivered by the Seller to the Master
Servicer (or, at the direction of the Master Servicer, to the appropriate sub-servicer); provided that the Seller shall not be required to deliver

                                        4

any draft documents, privileged or other communications, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

     The Seller agrees to use reasonable efforts to deliver to the Trustee, for its administrative convenience in reviewing the Mortgage Files, a mortgage loan checklist for each Mortgage Loan. The foregoing sentence notwithstanding, the failure of the Seller to deliver a mortgage loan checklist or a complete mortgage loan checklist shall not give rise to any liability whatsoever on the part of the Seller to the Purchaser, the Trustee or any other person because the delivery of the mortgage loan checklist is being provided to the Trustee solely for its administrative convenience.

          (f) The Seller shall take such actions as are reasonably necessary to assign or otherwise grant to the Trust Fund the benefit of any letters of credit in the name of the Seller, which secure any Mortgage Loan.

          (g) On or before the Closing Date, the Seller shall provide to the
Master Servicer, the initial data (as of the Cut-off Date or the most recent earlier date for which such data is available) contemplated by the CMSA Loan
Setup File, the CMSA Loan Periodic Update File, the CMSA Operating Statement
Analysis Report and the CMSA Property File.

          SECTION 3. Representations, Warranties and Covenants of Seller.

          (a) The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

          (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and the Seller has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all transactions contemplated hereby.

          (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, all requisite action by the Seller's directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Purchaser) this
     Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C)
     general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (iii) The execution and delivery of this Agreement by the Seller and the Seller's performance and compliance with the terms of this Agreement will not (A) violate the Seller's certificate of incorporation or bylaws,
     (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a

                                        5

     default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound, which default might have consequences that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or materially and adversely affect its performance hereunder.

          (iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or materially and adversely affect its performance hereunder.

          (v) The Seller is not a party to or bound by any agreement or instrument or subject to any certificate of incorporation, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement (except to the extent such consent has been obtained).

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this
     Agreement or the consummation of the transactions contemplated by this
     Agreement except as have previously been obtained, and no bulk sale law applies to such transactions.

          (vii) None of the sale of the Mortgage Loans by the Seller, the transfer of the Mortgage Loans to the Trustee, and the execution, delivery or performance of this Agreement by the Seller, results or will result in the creation or imposition of any lien on any of the Seller's assets or property that would have a material adverse effect upon the Seller's ability to perform its duties and obligations under this Agreement or materially impair the ability of the Purchaser to realize on the Mortgage
     Loans.

          (viii) There is no action, suit, proceeding or investigation pending or to the knowledge of the Seller, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would, in the Seller's good faith and reasonable judgment, prohibit its entering into this Agreement or materially and adversely affect the validity of this Agreement or the performance by the Seller of its obligations under this Agreement.

          (ix) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller will report the transfer of the
     Mortgage Loans to the Purchaser as a sale of the Mortgage Loans to the
     Purchaser in exchange for consideration consisting of a cash amount equal to the Purchase Consideration. The consideration received by the Seller upon the sale of the Mortgage Loans to the Purchaser will constitute at least reasonably equivalent value and fair consideration for the Mortgage

                                        6

     Loans. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Mortgage Loans to the
     Purchaser. The Seller is not selling the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the
     Seller.

          (b) The Seller hereby makes the representations and warranties contained in Schedule I hereto for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders as of the Closing Date (unless a different date is specified therein), with respect to (and solely with respect
to) each Mortgage Loan, subject, however, to the exceptions set forth on Annex A to Schedule I of this Agreement.

          (c) If the Seller discovers or receives written notice of a Document
Defect or a Breach relating to a Mortgage Loan pursuant to Section 2.03(a) of the Pooling and Servicing Agreement, then the Seller shall, not later than 90 days from such discovery or receipt of such notice (or, in the case of a
Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions (a "Qualified Mortgage"), not later than 90 days from any party to the Pooling and Servicing Agreement discovering such Document Defect or Breach, provided the Seller receives such notice in a timely manner), if such Document Defect or Breach materially and adversely affects the value of the related Mortgage Loan or the interests of the
Certificateholders therein, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of losses and any
Additional Trust Fund Expenses associated therewith or, if such Document Defect or Breach (other than omissions due solely to a document not having been returned by the related recording office) cannot be cured within such 90-day period, (i) repurchase the affected Mortgage Loan (which, for the purposes of this clause (i), shall include an REO Loan) at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement) not later than the end of such
90-day period or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (which, for purposes of this clause (ii), shall include an REO Loan) not later than the end of such 90-day period (and in no event later than the second anniversary of the Closing Date) and pay the Master Servicer for
deposit into the Collection Account any Substitution Shortfall Amount in
connection therewith; provided, however, that, unless the Document Defect or
Breach would cause the Mortgage Loan not to be a Qualified Mortgage, if such
Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, the Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or substitute the related Mortgage Loan (which, for purposes of such repurchase or substitution, shall include an REO Loan)); and provided, further, that with respect to such additional 90-day period, the Seller shall have delivered an officer's certificate to the Trustee setting forth the reason(s)
such Document Defect or Breach is not capable of being cured within the initial
90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period; and provided, further, that no Document Defect (other than with respect to a Specially
Designated Mortgage Loan Document) shall be considered to materially and adversely affect the interests of the Certificateholders or the value of the related Mortgage Loan unless the document with respect to which the Document
Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party

                                        7

with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate servicing obligations.

          A Document Defect or Breach (which Document Defect or Breach materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein) as to a Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans
(each, a "Crossed Loan" and such Crossed Loans, collectively, a "Crossed Loan
Group"), which Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Loan
Group (without regard to this paragraph) and is not cured as provided for above, shall be deemed to constitute a Document Defect or Breach, as the case may be, as to each other Crossed Loan in the subject Crossed Loan Group for purposes of this paragraph and the Seller shall be required to repurchase or substitute all such Crossed Loans unless (1) the weighted average debt service coverage ratio for all the remaining Crossed Loans for the four calendar quarters immediately preceding such repurchase or substitution is not less than the weighted average debt service coverage ratio for all such Crossed Loans, including the affected
Crossed Loan, for the four calendar quarters immediately preceding such repurchase or substitution, and (2) the weighted average loan to-value ratio for the remaining Crossed Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the Special Servicer at the expense of the
Seller shall not be greater than the weighted average loan-to-value ratio for all such Crossed Loans, including the affected Crossed Loan determined at the time of repurchase or substitution based upon an appraisal obtained by the
Special Servicer at the expense of the Seller; provided, that if such debt service coverage and loan-to-value criteria are satisfied, any other Crossed
Loan (that is not the Crossed Loan directly affected by the subject Document
Defect or Breach), shall be released from its cross-collateralization and cross-default provision so long as such Crossed Loan (that is not the Crossed
Loan directly affected by the subject Document Defect or Breach) is held in the
Trust Fund; and provided, further, that the repurchase or replacement of less than all such Crossed Loans and the release of any Crossed Loan from a cross-collateralization and cross-default provision shall be further subject to
(i) the delivery by the Seller to the Trustee, at the expense of the Seller, of an Opinion of Counsel to the effect that such release would not cause either of
REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions and (ii) the consent of the
Controlling Class Representative (if one is then acting), which consent shall not be unreasonably withheld or delayed. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document Defect or Breach exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Loan Group. All documentation relating to the termination of the cross-collateralization provisions of a Crossed Loan being repurchased shall be prepared at the expense of the Seller and, where required, with the consent of the related borrower. For a period of two years from the Closing Date, so long as there remains any
Mortgage File relating to a Mortgage Loan as to which there is any uncured
Document Defect or Breach known to the Seller, the Seller shall provide, once every ninety days, the officer's certificate to the Trustee described above as to the reason(s) such Document Defect or Breach remains uncured and as to the actions being taken to pursue cure; provided, however, that, without limiting the effect of the foregoing provisions of this Section 3(c), if such Document
Defect or Breach shall materially and adversely affect the value of such
Mortgage Loan or the interests of the holders of the Certificates therein
(subject to

                                        8

the last proviso in the sole sentence of the preceding paragraph), the Seller shall in all cases on or prior to the second anniversary of the Closing Date either cause such Document Defect or Breach to be cured or repurchase or substitute for the affected Mortgage Loan. The delivery of a commitment to issue a policy of lender's title insurance as described in representation 8 set forth on Schedule I hereto in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect or Breach with respect to any Mortgage File if such actual policy of insurance is delivered to the
Trustee or a Custodian on its behalf not later than the 90th day following the
Closing Date.

          To the extent that the Seller is required to repurchase or substitute for a Crossed Loan hereunder in the manner prescribed above in this Section 3(c)
while the Trustee continues to hold any other Crossed Loans in such Crossed Loan
Group, the Seller and the Purchaser shall not enforce any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Loan(s), so long as such exercise does not materially impair the ability of the other party to exercise its remedies against the Primary Collateral securing the
Crossed Loan(s) held thereby.

          If the exercise by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loan(s) held by such party, then the Seller and the
Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner consistent with this Agreement to remove the threat of material impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Crossed Loans in accordance with the Mortgage Loan documents, or, if the related Mortgage Loan documents do not so provide, then on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Loan is modified to terminate the related cross-collateralization and/or cross-default provisions, the Seller shall furnish to the Trustee an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event.

          For purposes hereof, "Primary Collateral" shall mean the Mortgaged
Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of
cross-collateralization provisions of such Mortgage Loans.

          Notwithstanding any of the foregoing provisions of this Section 3(c), if there is a Document Defect or Breach (which Document Defect or Breach materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein) with respect to one or more
Mortgaged Properties with respect to a Mortgage Loan, the Seller shall not be obligated to repurchase or substitute the Mortgage Loan if (i) the affected
Mortgaged Property(ies) may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged
Property(ies) are, in fact, released), (ii) the remaining Mortgaged
Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the Seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a
REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC
Provisions and (iii) each Rating Agency then rating the

                                        9

Certificates shall have provided written confirmation that such release would not cause the then-current ratings of the Certificates rated by it to be qualified, downgraded or withdrawn.

          The foregoing provisions of this Section 3(c) notwithstanding, the
Purchaser's sole remedy (subject to the last sentence of this paragraph) for a breach of representation 30 set forth on Schedule I hereto shall be the cure of such breach by the Seller, which cure shall be effected through the payment by the Seller of such costs and expenses (without regard to whether such costs and expenses are material or not) specified in such representation that have not, at the time of such cure, been received by the Master Servicer or the Special
Servicer from the related Mortgagor and not a repurchase or substitution of the related Mortgage Loan. Following the Seller's remittance of funds in payment of such costs and expenses, the Seller shall be deemed to have cured the breach of representation 30 in all respects. To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related
Mortgagor, the cure payment made by the Seller shall be returned to the Seller.
Notwithstanding the prior provisions of this paragraph, the Seller, acting in its sole discretion, may effect a repurchase or substitution (in accordance with the provisions of this Section 3(c) setting forth the manner in which a Mortgage
Loan may be repurchased or substituted) of a Mortgage Loan, as to which representation 30 set forth on Schedule I has been breached, in lieu of paying the costs and expenses that were the subject of the breach of representation 30 set forth on Schedule I.

          (d) In connection with any permitted repurchase or substitution of one or more Mortgage Loans contemplated hereby, upon receipt of a certificate from a
Servicing Officer certifying as to the receipt of the applicable Purchase Price
(as defined in the Pooling and Servicing Agreement) or Substitution Shortfall
Amount(s), as applicable, in the Collection Account, and, if applicable, the delivery of the Mortgage File(s) and the Servicing File(s) for the related
Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer,
respectively, (i) the Trustee shall be required to execute and deliver such endorsements and assignments as are provided to it by the Master Servicer or the
Seller, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or substituted Mortgage Loan, as applicable, (ii) the
Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Seller, upon delivery to each of them of a receipt executed by the
Seller, all portions of the Mortgage File and other documents pertaining to such
Mortgage Loan possessed by it, and (iii) the Master Servicer and the Special
Servicer shall release to the Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Mortgage Loan(s).

          At the time a substitution is made, the Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage
Loan is a Qualified Substitute Mortgage Loan.

          No substitution of a Qualified Substitute Mortgage Loan or Qualified
Substitute Mortgage Loans may be made in any calendar month after the
Determination Date for such month. Periodic Payments due with respect to any
Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I, as applicable. No substitution of a Qualified Substitute
Mortgage Loan for a deleted Mortgage Loan shall be permitted under this
Agreement if, after such substitution, the aggregate of the Stated Principal
Balances of all

                                       10

Qualified Substitute Mortgage Loans which have been substituted for deleted
Mortgage Loans exceeds 10% of the aggregate Cut-off Date Balance of all the
Mortgage Loans and the Other Mortgage Loans. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I.

          (e) This Section 3 provides the sole remedies available to the
Purchaser, the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Document Defect in a Mortgage File or any
Breach of any representation or warranty set forth in or required to be made pursuant to Section 3 of this Agreement.

          SECTION 4. Representations, Warranties and Covenants of the Purchaser.
In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents, warrants and covenants for the benefit of the Seller as of the date hereof that:

          (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Purchaser has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all transactions contemplated hereby.

          (b) This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser's directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles
(regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (c) The execution and delivery of this Agreement by the Purchaser and the Purchaser's performance and compliance with the terms of this Agreement will not (A) violate the Purchaser's articles of incorporation or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Purchaser is a party or by which the Purchaser is bound, which default might have consequences that would, in the Purchaser's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the
Purchaser or its properties or have consequences that would materially and adversely affect its performance hereunder.

          (d) The Purchaser is not a party to or bound by any agreement or instrument or subject to any articles of association, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Purchaser's reasonable and good faith judgment, materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement or that requires the consent of any third person to

                                       11

the execution of this Agreement or the performance by the Purchaser of its obligations under this Agreement (except to the extent such consent has been obtained).

          (e) Except as may be required under federal or state securities laws
(and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of, or compliance by the Purchaser with, this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

          (f) Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the Mortgage Loans by the Seller to the Purchaser as a
sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the aggregate Purchase Consideration.

          (g) There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to enter into and/or perform under the terms of this Agreement.

          (h) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Purchaser's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder.

          SECTION 5. Closing. The closing of the sale of the Mortgage Loans (the
"Closing") shall be held at the offices of Sidley Austin Brown & Wood LLP on the
Closing Date. The Closing shall be subject to each of the following conditions:

          (a) All of the representations and warranties of the Seller set forth in or made pursuant to Sections 3(a) and 3(b) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this
Agreement shall be true and correct in all material respects as of the Closing
Date;

          (b) All documents specified in Section 6 of this Agreement (the
"Closing Documents"), in such forms as are agreed upon and acceptable to the
Purchaser, the Seller, the Underwriters and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

          (c) The Seller shall have delivered and released to the Trustee (or a
Custodian on its behalf) and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the
Master Servicer pursuant to Section 2 of this Agreement;

                                       12

          (d) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

          (e) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement as of the Closing Date;

          (f) One or more letters from the independent accounting firm of Ernst
& Young LLP and PricewaterhouseCoopers LLP, in form satisfactory to the
Purchaser and relating to certain information regarding the Mortgage Loans and
Certificates as set forth in the Prospectus and Prospectus Supplement, respectively; and

          (g) The Seller shall have executed and delivered concurrently herewith that certain Indemnification Agreement, dated as of June 21, 2005, among the
Seller, Merrill Lynch Mortgage Lending, Inc., PNC Bank, National Association,
the Purchaser, the Underwriters and the Initial Purchasers. Both parties agree to use their best reasonable efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage
Loans on the Closing Date.

          SECTION 6. Closing Documents. The Closing Documents shall consist of the following:

          (a) (i) This Agreement duly executed by the Purchaser and the Seller,
(ii) the Pooling and Servicing Agreement duly executed by the parties thereto and (iii) the Servicing Rights Purchase Agreement, dated as of June 29, 2005, between the Seller and Midland Loan Services, Inc. duly executed by such parties;

          (b) An officer's certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the
Purchaser, the Underwriters and the Initial Purchasers may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the Closing Date;

          (c) An officer's certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the
Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement, the Indemnification
Agreement or any other document or certificate delivered on or before the
Closing Date in connection with the transactions contemplated herein or therein, was at the respective times of such signing and delivery, and is as of the
Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

          (d) An officer's certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the
Purchaser, the Underwriters

                                       13

and Initial Purchasers may rely, to the effect that (i) such officer has carefully examined the Specified Portions (as defined below) of the Prospectus
Supplement and nothing has come to his attention that would lead him to believe that the Specified Portions of the Prospectus Supplement, as of the date of the
Prospectus Supplement or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, and (ii) such officer has carefully examined the Specified Portions of the Private Placement Memorandum, dated as of
June 21, 2005 (the "Memorandum") (pursuant to which certain classes of the
Private Certificates are being privately offered) and nothing has come to his attention that would lead him to believe that the Specified Portions of the
Memorandum, as of the date thereof or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein related to the Mortgage Loans, in the light of the circumstances under which they were made, not misleading. The "Specified
Portions" of the Prospectus Supplement shall consist of Annex A-1 thereto, entitled "Certain Characteristics of the Mortgage Loans" (insofar as the information contained in Annex A-1 relates to the Mortgage Loans sold by the
Seller hereunder), Annex A-2 to the Prospectus Supplement, entitled "Certain
Statistical Information Regarding the Mortgage Loans" (insofar as the information contained in Annex A-2 relates to the Mortgage Loans sold by the
Seller hereunder), Annex B to the Prospectus Supplement entitled "Certain
Characteristics Regarding Multifamily Properties" (insofar as the information contained in Annex B relates to the Mortgage Loans sold by the Seller hereunder), Annex C to the Prospectus Supplement, entitled "Structural and
Collateral Term Sheet" (insofar as the information contained in Annex C relates to the Mortgage Loans sold by the Seller hereunder), the diskette which accompanies the Prospectus Supplement (insofar as such diskette is consistent with Annex A-1, Annex A-2 and/or Annex B), and the following sections of the
Prospectus Supplement (only to the extent that any such information relates to the Seller or the Mortgage Loans sold by the Seller hereunder and exclusive of any statements in such sections that purport to describe the servicing and administration provisions of the Pooling and Servicing Agreement and exclusive of aggregated numerical information that includes the Other Mortgage Loans):
"Summary of Prospectus Supplement--Relevant Parties--Mortgage Loan Sellers,"
"Summary of Prospectus Supplement--The Mortgage Loans And The Mortgaged Real
Properties," "Risk Factors" and "Description of the Mortgage Pool". The
"Specified Portions" of the Memorandum shall consist of the Specified Portions of the Prospectus Supplement (as attached as an exhibit to the Memorandum);

          (e) Each of: (i) the resolutions of the Seller's board of directors or a committee thereof authorizing the Seller's entering into the transactions contemplated by this Agreement, (ii) the certificate of incorporation and bylaws of the Seller, and (iii) a certificate of good standing of the Seller issued by the State of California not earlier than thirty (30) days prior to the Closing
Date;

          (f) A written opinion of counsel for the Seller relating to corporate and enforceability matters (which opinion may be from in-house counsel, outside counsel or a combination thereof), reasonably satisfactory to the Purchaser, its counsel and the Rating Agencies, dated the Closing Date and addressed to the
Purchaser, the Trustee, the Underwriters,

                                       14

the Initial Purchasers and each of the Rating Agencies, together with such other written opinions, including as to insolvency matters, as may be required by the
Rating Agencies; and

          (g) Such further certificates, opinions and documents as the Purchaser may reasonably request prior to the Closing Date.

          SECTION 7. Costs. Whether or not this Agreement is terminated, both the Seller and the Purchaser shall pay their respective share of the transaction expenses incurred in connection with the transactions contemplated herein as set forth in the closing statement prepared by the Purchaser and delivered to and approved by the Seller on or before the Closing Date, and in the memorandum of understanding to which the Seller and the Purchaser (or affiliates thereof)] are parties with respect to the transactions contemplated by this Agreement.

          SECTION 8. Grant of a Security Interest. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 2 of this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a
pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC of the applicable jurisdiction; (ii) the conveyance provided for in Section 2 of this Agreement shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the
Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation, all amounts, other than investment earnings (other than investment earnings required by Section 3.19(a) of the
Pooling and Servicing Agreement to offset Prepayment Interest Shortfalls), from time to time held or invested in the Collection Account, the Distribution
Account or, if established, the REO Account whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 of this Agreement shall be deemed to be an assignment of any security interest created hereunder;
(iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to Section 9-313 of the UCC of the applicable jurisdiction; and (v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons
(other than the Trustee) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the
Pooling and Servicing

                                       15

Agreement. The Seller does hereby consent to the filing by the Purchaser of financing statements relating to the transactions contemplated hereby without the signature of the Seller.

          SECTION 9. Notices. All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and sent by facsimile or delivered to the intended recipient at the "Address for Notices"
specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          SECTION 10. Representations, Warranties and Agreements to Survive
Delivery. All representations, warranties and agreements contained in this
Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the
Seller to the Purchaser (and by the Purchaser to the Trustee).

          SECTION 11. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.

          SECTION 12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

          SECTION 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES,
OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN
ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK. THE PARTIES HERETO
INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW SHALL APPLY TO THIS AGREEMENT.

          SECTION 14. Attorneys' Fees. If any legal action, suit or proceeding is commenced between the Seller and the Purchaser regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein, the term "prevailing party" shall mean the party that obtains the principal relief it has sought, whether by compromise settlement or judgment. If

                                       16

the party that commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

          SECTION 15. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

          SECTION 16. Successors and Assigns. The rights and obligations of the
Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the
Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the
Purchaser, the Underwriters (as intended third party beneficiaries hereof), the
Initial Purchasers (also as intended third party beneficiaries hereof) and their permitted successors and assigns. This Agreement is enforceable by the
Underwriters, the Initial Purchasers and the other third party beneficiaries hereto in all respects to the same extent as if they had been signatories hereof.

          SECTION 17. Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party hereto against whom such waiver or modification is sought to be enforced. The Seller's obligations hereunder shall in no way be expanded, changed or otherwise affected by any amendment of or modification to the Pooling and Servicing Agreement, including, without limitation, any defined terms therein, unless the Seller has consented to such amendment or modification in writing.

          SECTION 18. Accountants' Letters. The parties hereto shall cooperate with Ernst & Young LLP in making available all information and taking all steps reasonably necessary to permit such accountants to deliver the letters required by the Underwriting Agreement and the Certificate Purchase Agreement.

          SECTION 19. Knowledge. Whenever a representation or warranty or other statement in this Agreement (including, without limitation, Schedule I hereto)
is made with respect to a Person's "knowledge," such statement refers to such
Person's employees or agents who were or are responsible for or involved with the indicated matter and have actual knowledge of the matter in question.

          SECTION 20. Cross-Collateralized Mortgage Loans. Each Crossed Loan
Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans in a Crossed Loan Group shall be the property identified in the Mortgage Loan
Schedule as corresponding thereto. The provisions of

                                       17

this Agreement, including, without limitation, each of the representations and warranties set forth in Schedule I hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this Section 20. In addition, if there exists with respect to any Crossed Loan Group only one original of any document referred to in the definition of "Mortgage File" in this Agreement and covering all the
Mortgage Loans in such Crossed Loan Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such Crossed Loan
Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                                       18

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                         SELLER

                                         COUNTRYWIDE COMMERCIAL REAL ESTATE
                                            FINANCE, INC.

                                         By: /s/ Marlyn A. Marincas
                                             -----------------------------------
                                             Name: Marlyn A. Marincas
                                             Title: Senior Vice President

                                         Address for Notices:

                                         Telecopier No.: (818) 225 6342
                                         Telephone No.: (818) 225-4032

                                         PURCHASER

                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                         By: /s/ George H. Kok
                                             -----------------------------------
                                             Name: George H. Kok
                                             Title: Vice President

                                         Address for Notices:

                                         Merrill Lynch Mortgage Investors, Inc.
                                         Four World Financial Center
                                         250 Vesey Street
                                         New York, New York 10080
                                         Telecopier No.: (212) 449-3658
                                         Telephone No.: (212) 449-3611
                                         Attention: David M. Rodgers

                                         with a copy to:

                                         Robert M. Denicola, Esq.
                                         Merrill Lynch Mortgage Investors, Inc.
                                         Four World Financial Center
                                         250 Vesey Street
                                         New York, New York 10080
                                         Telecopier No.: (212) 449-0265
                                         Telephone No.: (212) 449-2916

                  COUNTRYWIDE MORTGAGE LOAN PURCHASE AGREEMENT

                                   SCHEDULE I

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

          For purposes of this Schedule I, the "Value" of a Mortgaged Property shall mean the value of such Mortgaged Property as determined by the appraisal
(and subject to the assumptions set forth in the appraisal) performed in connection with the origination of the related Mortgage Loan.

          1. Mortgage Loan Schedule. The information set forth in the Mortgage
Loan Schedule with respect to the Mortgage Loans is true and correct in all material respects (and contains all the items listed in the definition of
"Mortgage Loan Schedule") as of the dates of the information set forth therein or, if not set forth therein, and in all events no earlier than, as of the respective Cut-off Dates for the Mortgage Loans.

          2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances
(except for certain servicing rights as provided in the Pooling and Servicing
Agreement, any permitted subservicing agreements and servicing rights purchase agreements pertaining thereto). The Seller has validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance (except for certain servicing rights as provided in the Pooling and
Servicing Agreement, any permitted subservicing agreements and servicing rights purchase agreements pertaining thereto); provided that recording and/or filing of various transfer documents are to be completed after the Closing Date as contemplated hereby and by the Pooling and Servicing Agreement. The sale of the
Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee and each such endorsement is, or shall be as of the Closing Date, genuine.

          3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Due Date for such
Mortgage Loan in June 2005 without giving effect to any applicable grace period, nor was any such payment 30 days or more delinquent in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in June 2005, without giving effect to any applicable grace period.

          4. Lien; Valid Assignment. Each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the limitations and exceptions set forth in representation 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event subject, however, to the following (collectively, the "Permitted Encumbrances"): (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing

interest or penalties; (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment binding upon the title insurer); (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment binding upon the title insurer); (d) other matters to which like properties are commonly subject; (e)
the rights of tenants (as tenants only) under leases (including subleases)
pertaining to the related Mortgaged Property; (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Group; and (g) if the related Mortgaged Property consists of one or more units in a condominium, the related condominium declaration. The Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related Mortgage, the current principal use of the related
Mortgaged Property, the Value of the Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such
Mortgage Loan. The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) and constitutes a legal, valid, binding and, subject to the limitations and exceptions set forth in representation 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

          5. Assignment of Leases and Rents. There exists, as part of the related Mortgage File, an Assignment of Leases (either as a separate instrument or as part of the Mortgage) that relates to and was delivered in connection with each Mortgage Loan and that establishes and creates a valid, subsisting and, subject to the limitations and exceptions set forth in representation 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Mortgagor described therein, except for Permitted Encumbrances and except that a license may have been granted to the related Mortgagor to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases, including, without limitation, the right to operate the related leased property so long as no event of default has occurred under such Mortgage Loan; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller), and constitutes a legal, valid, binding and, subject to the limitations and exceptions set forth in representation 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or provides for rents to be paid directly to the related mortgagee, if there is an event of default. No person other than the related Mortgagor owns any interest in any payments due under the related leases on which the Mortgagor is the landlord, covered by the related Assignment of Leases.

          6. Mortgage Status; Waivers and Modifications. In the case of each
Mortgage Loan, except by a written instrument which has been delivered to the
Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any

                                      I-2

amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related
Mortgagor has not been released from its obligations under such Mortgage, in whole or in material part. With respect to each Mortgage Loan, since the later of (a) May 31, 2005 and (b) the closing date of such Mortgage Loan, the Seller has not executed any written instrument that (i) impaired, satisfied, canceled, subordinated or rescinded such Mortgage Loan, (ii) waived, modified or altered any material term of such Mortgage Loan, (iii) released the Mortgaged Property or any material portion thereof from the lien of the related Mortgage, or (iv)
released the related Mortgagor from its obligations under such Mortgage Loan in whole or material part. For avoidance of doubt, the preceding sentence does not relate to any release of escrows by the Seller or a servicer on its behalf.

          7. Condition of Property; Condemnation. In the case of each Mortgage
Loan, except as set forth in an engineering report prepared by an independent engineering consultant in connection with the origination of such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, in good repair and free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance). As of the date of origination of the Mortgage Loan, there was no proceeding pending for the condemnation of all or any material part of the related Mortgaged Property. As of the Closing Date, the Seller has not received notice and has no knowledge of any proceeding pending for the condemnation of all or any material portion of the Mortgaged
Property securing any Mortgage Loan. As of the date of origination of each
Mortgage Loan and, to the Seller's knowledge, as of the date hereof, (a) none of the material improvements on the related Mortgaged Property encroach upon the boundaries and, to the extent in effect at the time of construction, do not encroach upon the building restriction lines of such property, and none of the material improvements on the related Mortgaged Property encroached over any easements, except, in each case, for encroachments that are insured against by the lender's title insurance policy referred to in representation 8 below or that do not materially and adversely affect the Value or current use of such
Mortgaged Property and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the Value of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance policy referred to in representation 8 below.

          8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association (or an equivalent form of)
lender's title insurance policy (the "Title Policy") (or, if such policy has yet to be issued, by a pro forma policy or a "marked up" commitment binding on the title insurer) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted
Encumbrances, except that in the case of a Mortgage Loan as to which the related
Mortgaged Property is made up of more than one parcel of property, each of which is secured by a separate Mortgage, such Mortgage (and therefore the related
Title Policy) may be in an amount less than the original principal amount of the
Mortgage Loan, but is not less than the allocated amount of subject parcel constituting a portion of the related Mortgaged Property. Such Title Policy (or, if

                                      I-3

it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy
(or, if it has yet to be issued, the coverage to be provided thereby) inures to the benefit of the Trustee as sole insured without the consent of or notice to the insurer. Such Title Policy contains no exclusion for whether, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) that, (a) the related Mortgaged Property has access to a public road, and (b) the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage.

          9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts documented as part of the Mortgage Loan documents and the rights to which are transferred to the Trustee, pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related
Mortgaged Property), and there is no obligation for future advances with respect thereto.

          10. Mortgage Provisions. The Mortgage Loan documents for each Mortgage
Loan, together with applicable state law, contain customary and, subject to the limitations and exceptions set forth in representation 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located). None of the Mortgage Loan documents contains any provision that expressly excuses the related Mortgagor from obtaining and maintaining insurance coverage for acts of terrorism.

          11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b)
no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

          12. Environmental Conditions. Except in the case of the Mortgaged
Properties identified on Annex B hereto (as to which properties the only environmental investigation conducted in connection with the origination of the related Mortgage Loan related to asbestos-containing materials and lead-based paint), (a) an environmental site assessment meeting ASTM standards and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the related Mortgaged Property, a transaction screen meeting ASTM standards or an update of a previously conducted environmental site assessment (which update may have been performed pursuant to a database update), was performed by an independent third-party environmental consultant (licensed to the extent required by applicable

                                      I-4

state law) with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan, (b) the report of each such assessment, update or screen, if any (an "Environmental Report"), is dated no earlier than (or, alternatively, has been updated within) twelve (12) months prior to the date hereof, (c) a copy of each such Environmental Report has been delivered to the Purchaser, and (d) either: (i) no such Environmental Report, if any, reveals that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such
Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true--(A) one or more parties not related to the related Mortgagor and collectively having financial resources reasonably estimated to be adequate to cure the violation was identified as the responsible party or parties for such conditions or circumstances, and such conditions or circumstances do not materially impair the Value of the related Mortgaged Property, (B) the related
Mortgagor was required to provide additional security reasonably estimated to be adequate to cure the violations and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related Mortgagor, or other responsible party, provided a "no further action" letter or other evidence that would be acceptable to a reasonably prudent commercial mortgage lender, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such conditions or circumstances, (D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related
Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (H) a responsible party provided a guaranty or indemnity to the related Mortgagor to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had financial resources reasonably estimated to be adequate to cure the subject violation in all material respects. To the Seller's actual knowledge and without inquiry beyond the related Environmental Report, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Mortgagor questionnaire delivered to the Seller in connection with the issue of any related environmental insurance policy, if applicable, that would require investigation or remediation by the related Mortgagor under, or otherwise be a material violation of, any applicable environmental law. The Mortgage Loan documents for each Mortgage Loan require the related Mortgagor to comply in all material respects with all applicable federal, state and local environmental laws and regulations. Each of the Mortgage Loans identified on Annex C hereto is covered by a secured creditor impaired property environmental insurance policy and each such policy is noncancellable during its term, is in the amount at least equal to 125% of the principal balance of the Mortgage Loan, has a term ending no sooner than the date which is five years after the maturity date of the Mortgage Loan to which it relates and either does not provide for a deductible or the deductible amount is held in escrow and all premiums have been paid in

                                      I-5

full. Each Mortgagor represents and warrants in the related Mortgage Loan documents that except as set forth in certain environmental reports and to its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related Mortgagor (or affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, out-of-pocket expenses and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by or asserted against, any such party resulting from a breach of environmental representations, warranties or covenants given by the Mortgagor in connection with such Mortgage
Loan.

          13. Loan Document Status. Each Mortgage Note, Mortgage, and each other agreement executed by or on behalf of the related Mortgagor with respect to each
Mortgage Loan is the legal, valid and binding obligation of the maker thereof
(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations underlying applicable securities laws, to the extent that such public policy considerations limit the enforceability of provisions that purport to provide indemnification from liabilities under applicable securities laws, and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage
Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

          14. Insurance. Except in certain cases where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating (and, if rated by Fitch, a credit rating of at least "A-" by Fitch) and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance
(or the equivalent) policy, in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property is also covered by comprehensive general liability insurance in amounts customarily required by prudent commercial mortgage lenders for properties of similar types. Each Mortgaged Property securing

                                      I-6

a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income), unless such Mortgaged Property constitutes a manufactured housing community. If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage
Loan, in an area identified in the Federal Register by the Flood Emergency
Management Agency as a special flood hazard area (Zone A or Zone V), and flood insurance was available, a flood insurance policy is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of: (1) the full insurable value of the related Mortgaged Property or
(2) the maximum amount of insurance available. Each Mortgaged Property located in California or in seismic zones 3 and 4 is covered by seismic insurance to the extent such Mortgaged Property has a probable maximum loss of greater than twenty percent (20%) of the replacement value of the related improvements, calculated using methodology acceptable to a reasonably prudent commercial mortgage lender with respect to similar properties in the same area or earthquake zone. Each Mortgaged Property located within Florida or within 25 miles of the coast of North Carolina, South Carolina, Georgia, Alabama,
Mississippi, Louisiana or Texas is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) 100% of the insurable replacement cost of the improvements located on such Mortgaged Property (less physical depreciation).
All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without at least ten (10) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Additionally, for any
Mortgage Loan having a Cut-off Date Balance equal to or greater than
$20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability or financial strength rating from S&P or Moody's of not less than A-minus (or the equivalent), or from A.M. Best Company of not less than "A-minus: V" (or the equivalent) and, if rated by Fitch, of not less than
"A-" from Fitch (or the equivalent). With respect to each Mortgage Loan, the related Mortgage Loan documents require that the related Mortgagor or a tenant of such Mortgagor maintain insurance as described above or permit the related mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage Loan documents for each
Mortgage Loan provide that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of all or part of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related
Mortgage Loan documents may entitle the related Mortgagor to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged
Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Mortgagor holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in representation 18 below).

          Each Mortgaged Property is insured by an "all-risk" casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

                                      I-7

          15. Taxes and Assessments. There are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that have not been paid or are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments and other charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

          16. Mortgagor Bankruptcy. No Mortgagor under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

          17. Local Law Compliance. To the Seller's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report or an endorsement to the related Title Policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related
Mortgagor at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a
Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the Value of the related Mortgaged Property). In the case of each legal non-conforming use or structure, the related Mortgaged
Property may be restored or repaired to the full extent of the use or structure at the time of such casualty or law and ordinance coverage has been obtained in an amount that would be required by prudent commercial mortgage lenders (or, if the related Mortgaged Property may not be restored or repaired to the full extent of the use or structure at the time of such casualty and law and ordinance coverage has not been obtained in an amount that would be required by prudent commercial mortgage lenders, such fact does not materially and adversely affect the Value of the related Mortgaged Property).

          18. Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Mortgagor as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the "Fee
Interest"), then:

          (i) such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File; and if required by such Ground Lease, the lessor thereunder has received notice of the lien of the related
     Mortgage in accordance with the provisions of such Ground Lease;

          (ii) the related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or

                                      I-8

     encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

          (iii) upon foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained); provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

          (iv) such Ground Lease is in full force and effect, and, to the
     Seller's knowledge, no material default has occurred under such Ground
     Lease;

          (v) such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan; and
     such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such
     Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

          (vi) the mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground
     Lease;

          (vii) such Ground Lease either (i) has an original term which extends not less than twenty (20) years beyond the Stated Maturity Date of such
     Mortgage Loan, or (ii) has an original term which does not end prior to the
     5th anniversary of the Stated Maturity Date of such Mortgage Loan and has extension options that are exercisable by the lender upon its taking possession of the Mortgagor's leasehold interest and that, if exercised, would cause the term of such Ground Lease to extend not less than twenty
     (20) years beyond the Stated Maturity Date of such Mortgage Loan;

          (viii) such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease for any reason, including as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Mortgagor, unless the mortgagee under such
     Mortgage Loan fails to cure a default of the lessee that is susceptible to cure by the mortgagee under such Ground Lease following notice thereof from the lessor;

          (ix) under the terms of such Ground Lease and the related Mortgage or related Mortgage Loan documents, taken together, any related casualty insurance proceeds (other than de minimis amounts for minor casualties)
     with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or

                                      I-9

     (ii) to the payment of the outstanding principal balance of the Mortgage
     Loan together with any accrued interest thereon;

          (x) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender in the lending area where the related Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

          (xi) such Ground Lease provides that (i) it may not be amended or modified without the prior written consent of the mortgagee under such
     Mortgage Loan, and (ii) any such action without such consent is not binding on such mortgagee, its successors or assigns.

          19. Qualified Mortgage. Each Mortgage Loan is a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code and Treasury Regulations
Section 1.860G-2(a) (but without regard to the rule in Treasury Regulations
Section 1.860G-2(a)(3) or Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage under certain circumstances). Each Mortgage
Loan is directly secured by an interest in real property (within the meaning of
Treasury Regulations Section 1.856-3(c) and 1.856-3(d)), and either (1) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of such Mortgage Loan at the time the Mortgage Loan was (a) originated or modified (within the meaning of
Treasury Regulations Section 1.860G-2(b)(1)) or (b) contributed to the Trust
Fund, or (2) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect an interest in real property and such interest in real property was the only security for the Mortgage Loan at the time such
Mortgage Loan was originated or modified. For purposes of the previous sentence, the fair market value of the referenced interest in real property shall first be reduced by (1) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (2) a proportionate amount of any lien on such interest in real property that is in parity with the Mortgage Loan.

          20. Advancement of Funds. In the case of each Mortgage Loan, neither the Seller nor, to the Seller's knowledge, any prior holder of such Mortgage
Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property
(other than amounts paid by the tenant as specifically provided under a related lease or by the property manager), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

          21. No Equity Interest, Equity Participation or Contingent Interest.
No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related
Mortgaged Property or the related Mortgagor, provides for any contingent or additional interest in the form of participation in the cash flow of the related
Mortgaged Property, or provides for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until

                                      I-10

such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related monthly payment.

          22. Legal Proceedings. To the Seller's knowledge, there are no pending actions, suits, proceedings or governmental investigations by or before any court or governmental authority against or affecting the Mortgagor under any
Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan or the current ability of the Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

          23. Other Mortgage Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To the Seller's knowledge, except for cases involving other Mortgage Loans, none of the Mortgaged Properties securing the
Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. The related Mortgage Loan documents require the Mortgagor under each Mortgage Loan to pay all reasonable costs and expenses related to any required consent to an encumbrance, including any applicable Rating Agency fees, or would permit the related mortgagee to withhold such consent if such costs and expenses are not paid by a party other than such mortgagee.

          24. No Mechanics' Liens. As of the date of origination, each Mortgaged
Property securing a Mortgage Loan (exclusive of any related personal property)
was free and clear of any and all mechanics' and materialmen's liens that were prior or equal to the lien of the related Mortgage and that were not bonded or escrowed for or covered by title insurance. As of the Closing Date, to the
Seller's knowledge: (i) each Mortgaged Property securing a Mortgage Loan
(exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

          25. Compliance. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

          26. Licenses and Permits. To the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related Mortgagor at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related
Mortgaged Property is located customarily performs in the origination of comparable mortgage loans, the

                                      I-11

related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

          27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any group of cross-collateralized Mortgage Loans, the sum of the amounts of the respective
Mortgages recorded on the related Mortgaged Properties with respect to such
Mortgage Loans is at least equal to the total amount of such Mortgage Loans.

          28. Releases of Mortgaged Properties. No Mortgage Note or Mortgage
requires the mortgagee to release all or any material portion of the related
Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of
"government securities" within the meaning of Section 2(a)(16) of the Investment
Company Act of 1940, as amended (the "Investment Company Act"), in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Crossed Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related
Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements or (ii) the payment of a release price in connection therewith; and
provided, further, that certain Crossed Groups or individual Mortgage Loans secured by multiple parcels may permit the related Mortgagor to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real estate property, subject to, among other conditions precedent, receipt of confirmation from each Rating Agency that such release and substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates; and provided, further, that any
Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Seller did not give any material value in underwriting the Mortgage Loan.

          29. Defeasance. Each Mortgage Loan that contains a provision for any defeasance of mortgage collateral permits defeasance (i) no earlier than two years following the Closing Date and (ii) only with substitute collateral constituting "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act. To the Seller's knowledge, the provisions of each such Mortgage Loan, if any, permitting defeasance are only for the purpose of facilitating the disposition of a Mortgaged Property and are not part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

          30. Defeasance and Assumption Costs. If any Mortgage Loan permits defeasance, then the related Mortgage Loan documents provide that the related
Mortgagor is responsible for the payment of all reasonable costs and expenses associated with defeasance incurred by the related mortgagee, including Rating
Agency fees. If any Mortgage Loan permits assumptions, then the related Mortgage
Loan documents provide that the related Mortgagor is responsible for all reasonable costs and expenses associated with an assumption incurred by the related mortgagee.

                                      I-12

          31. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

          32. Inspection. The Seller or an affiliate thereof inspected, or caused the inspection of, the related Mortgaged Property within the preceding twelve (12) months.

          33. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration under the Mortgage
Note or Mortgage for any Mortgage Loan (other than payments due but not yet 30 days or more delinquent); provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Schedule I.

          34. Due-on-Sale. The Mortgage, Mortgage Note or loan agreement for each Mortgage Loan contains a "due-on-sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of such Mortgage
Loan if, without the prior written consent of the holder of such Mortgage, either the related Mortgaged Property, or any direct controlling equity interest in the related Mortgagor, is transferred or sold, other than by reason of family and estate planning transfers, transfers by devise or descent or by operation of law upon death, transfers of less than a controlling interest in the Mortgagor, transfers of shares in public companies, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage
Loan, transfers among existing members, partners or shareholders in the
Mortgagor, transfers among affiliated Mortgagors with respect to cross-collateralized Mortgage Loans or multi-property Mortgage Loans, transfers among co-Mortgagors, transfers of worn-out or obsolete furniture, furnishings and equipment or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan.

          35. Single Purpose Entity. The Mortgagor on each Mortgage Loan with a
Cut-off Date Balance of $5,000,000 or more, was, as of the origination of the
Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose
Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged
Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates (except to the extent required by any cash management provisions of the related Mortgage Loan documents) except on an arm's-length basis.

                                      I-13

          36. Whole Loan. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

          37. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related
Title Policy insuring same, or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots, which shall be effective for the next tax year.

          38. ARD Loans. Each ARD Loan requires scheduled monthly payments of principal. If any ARD Loan is not paid in full by its Anticipated Repayment
Date, and assuming it is not otherwise in default, (i) the rate at which such
ARD Loan accrues interest will increase by at least two (2) percentage points and (ii) the related Mortgagor is required to enter into a lockbox arrangement on the ARD Loan whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the applicable servicer.

          39. Security Interests. A UCC financing statement has been filed and/or recorded, or submitted for filing and/or recording (or submitted to a title company pursuant to escrow instructions), in all places necessary to perfect (to the extent that the filing of such a UCC financing statement can perfect such a security interest) a valid security interest in the personal property of the related Mortgagor granted under the related Mortgage. If any
Mortgaged Property securing a Mortgage Loan is operated as a hospitality property, then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged
Property establish and create a valid security interest in all items of personal property owned by the related Mortgagor which are material to the conduct in the ordinary course of the Mortgagor's business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing;
and (b) one or more UCC financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording or submitted to a title company pursuant to escrow instructions) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a
UCC financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and, subject to the limitations and exceptions set forth in representation 13 hereof, binding assignment thereof from the relevant assignor to the Trustee. Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

          40. Prepayment Premiums and Yield Maintenance Charges. Prepayment
Premiums and Yield Maintenance Charges payable with respect to each Mortgage
Loan, if any, constitute "customary prepayment penalties" within meaning of
Treasury Regulations Section 1.860G-1(b)(2).

                                      I-14

          41. Commencement of Amortization. Except as disclosed in the
Prospectus Supplement, each Mortgage Loan begins to amortize prior to its Stated
Maturity Date or, in the case of an ARD Loan, prior to its Anticipated Repayment
Date.

          42. Servicing Rights. Except as provided in the Pooling and Servicing
Agreement, any permitted subservicing agreements and servicing rights purchase agreements pertaining thereto, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith which will remain in effect after the Closing Date.

          43. Recourse. The related Mortgage Loan documents contain provisions providing for recourse against the related Mortgagor, a principal of such
Mortgagor or an entity controlled by a principal of such Mortgagor, for damages, liabilities, expenses or claims sustained in connection with the Mortgagor's fraud, material (or, alternatively, intentional) misrepresentation, waste or misappropriation of any tenant security deposits (in some cases, only after foreclosure or an action in respect thereof), rent (in some cases, only after an event of default), insurance proceeds or condemnation awards. The related
Mortgage Loan documents contain provisions pursuant to which the related
Mortgagor, a principal of such Mortgagor or an entity controlled by a principal of such Mortgagor, has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental laws.

          44. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that is not being assigned to the Purchaser.

          45. Fee Simple Interest. Unless such Mortgage Loan is secured in whole or in part by a Ground Lease and is therefore the subject of representation 18, the interest of the related Mortgagor in the Mortgaged Property securing each
Mortgage Loan is a fee simple interest in real property and the improvements thereon.

          46. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage
Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrow deposits are being conveyed hereunder to the Purchaser. Any and all material requirements under each Mortgage Loan as to completion of any improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the date hereof, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

          47. Operating Statements. In the case of each Mortgage Loan, the related Mortgage or another Mortgage Loan document requires the related
Mortgagor, in some cases at the request of the lender, to provide the holder of such Mortgage Loan with at least quarterly operating statements and rent rolls
(if there is more than one tenant) for the related Mortgaged Property and annual financial statements of the related Mortgagor, and with such other information as may be required therein.

                                      I-15

          48. Grace Period. With respect to each Mortgage Loan, the related
Mortgage, Mortgage Note or loan agreement provides a grace period for delinquent monthly payments no longer than fifteen (15) days from the applicable Due Date or five (5) days from notice to the related Mortgagor of the default.

          49. Disclosure to Environmental Insurer. If the Mortgaged Property
securing any Mortgage Loan identified on Annex C as being covered by a secured creditor impaired property policy, then the Seller:

          (i) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the
"pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the
Seller's possession or are otherwise known to the Seller; or

          (ii) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property;

in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy.

          50. No Fraud. No fraud with respect to a Mortgage Loan has taken place on the part of the Seller or any affiliated originator in connection with the origination of any Mortgage Loan.

          51. Servicing. The servicing and collection practices used with respect to each Mortgage Loan in all material respects have met customary standards utilized by prudent commercial mortgage loan servicers with respect to whole loans.

          52. Appraisal. In connection with its origination or acquisition of each Mortgage Loan, the Seller obtained an appraisal of the related Mortgaged
Property, which appraisal is signed by an appraiser, who, to the Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or the
Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal, or a letter from the appraiser, states that such appraisal satisfies the requirements of the "Uniform Standards of Professional Appraisal Practice" as
adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in
effect on the date the Mortgage Loan was originated.

          53. Origination of the Mortgage Loans. The Seller originated all of the Mortgage Loans.

                                      I-16

                             ANNEX A (TO SCHEDULE I)

                EXCEPTIONS TO THE REPRESENTATIONS AND WARRANTIES

          REP. 4 LIEN; VALID ASSIGNMENT

          With respect to Loan No. 11, Tharaldson Portfolio IIB, with regard to the Mortgaged Property located in Warren, Ohio, the Mortgaged Property is encumbered by two oil and gas leases that have been partially released. Surface rights have been released but subsurface oil and gas rights have not. A mineral rights endorsement to the lender's title insurance policy was obtained by the lender.

          With regard to the Mortgaged Property located in Grapevine, Texas, the deed of the Mortgaged Property to the Mortgagor contains certain deed restrictions, including a repurchase option and a right of first refusal with regard to such Mortgaged Property.

          Repurchase Option - The prior owner of the Mortgaged Property retained a repurchase option which may be exercised upon the occurrence of certain events, including any violation by the Mortgagor of certain deed restrictions
(including use restrictions), the failure of the Mortgagor to timely commence and complete construction of the improvements on the Mortgaged Property, or any discontinuation of operation of the improvements on the Mortgaged Property for any period in excess of 30 days (or 180 days in the case of certain "excused closures", which includes closures for substantial alterations or renovations, or for periods following casualties during which the Mortgaged Property cannot be opened and operated practicably). Upon any such repurchase, the repurchase price shall be the sum of (a) the purchase price paid by the Mortgagor to the prior owner for the Mortgaged Property (less certain costs and expenses paid or incurred by the prior owner in connection with such sale), plus (b) the remaining unamortized hard costs of the improvements constructed at the
Mortgaged Property up to the date of such repurchase (as amortized based on a straight-line method of depreciation over a recovery period equal to the shorter of (x) the useful life of the subject improvements calculated under GAAP, or (y)
25 years). The occurrence of any event which would enable the exercise of such repurchase option constitutes an event of default under the Mortgage Loan documents.

          Right of First Refusal - The prior owner of the Mortgaged Property has a right of first refusal over any bond-fide offer from an unrelated third-party relating to the sale, transfer, lease or other conveyance of the Mortgaged
Property. The right of first refusal, however, specifically does not apply to any foreclosure of a bona-fide mortgage loan made by a bank, insurance company or other institutional lender.

With respect to Loan No. 29, Tuscany at McCormick Ranch:

Right of First Offer: Renaissance Senior Living Management, Inc., the property manager, has a right of first offer to purchase the property. In the Manager's
Consent and Subordination of Management Agreement, the manager waived its right of first offer as it relates to any

foreclosure or deed in lieu of foreclosure or any transfer of the property that occurs after any foreclosure or deed in lieu of foreclosure.

          Litigation: In connection with the origination of the loan, the borrower disclosed a lawsuit with respect to the Property captioned Asset
Capital Group, L.L.C., et al. v. Acacia Place, L.L.C., et al. and IFR Realty
Group, L.L.C. v. Asset Capital Group, L.L.C., et al. (Superior Court of the
State of Arizona Case No. CV2004-000015).

          REP. 6 MORTGAGE STATUS; WAIVERS AND MODIFICATIONS

          With respect to Loan No. 6, HSA Industrial Portfolio I, dated as of
June 23, 2005 and effective as of June 8, 2005, the Seller and Borrower executed a First Amendment to Loan Documents.

          With respect to Loan No. 11 and 16, Tharaldson Portfolio IIB and
Tharaldson Portfolio IIA, dated as of April 25, 2005, the Seller and the
Mortgagors executed a First Amendment to Loan Documents. On June 20, 2005, the
Seller and the Mortgagors executed a Second Amendment to Loan Documents.

With respect to Loan No. 29, Tuscany at McCormick Ranch, dated as of April,
2005, the Seller and Borrower executed a First Amendment to Loan Documents. On
June 23, 2005, the Seller and Borrower executed a Second Amendment to Loan
Documents.

With respect to Loan No. 94, Auburn Business Center, dated as of May 2005, the
Seller and Borrower executed a First Amendment to the Loan Documents.

With respect to various Countrywide Loans, the payment dates have been amended to the 8th day of the month.

          REP. 7 CONDITION OF PROPERTY; CONDEMNATION

          With respect to Loan No. 11, Tharaldson Portfolio IIB, with regard to the Mortgaged Property located in Grapevine, Texas, a storage shed located on the Mortgaged Property extends approximately 3.5 feet over the applicable building setback line.

          REP. 8 TITLE INSURANCE

          With respect to Loan No. 11, Tharaldson Portfolio IIB, please see Rep.
4.

          With respect to Loan No. 29, Tuscany at McCormick Ranch, Renaissance
Senior Living Management, Inc., the property manager, has a right of first offer to purchase the property. In the Manager's Consent and Subordination of
Management Agreement, the manager waived its right of first offer as it relates to any foreclosure or deed in lieu of foreclosure or any transfer of the property that occurs after any foreclosure or deed in lieu of foreclosure.

Litigation: In connection with the origination of the loan, the borrower disclosed a lawsuit with respect to the Property captioned Asset Capital Group,
L.L.C., et al. v. Acacia Place, L.L.C., et

                                      -18-

al. and IFR Realty Group, L.L.C. v. Asset Capital Group, L.L.C., et al.
(Superior Court of the State of Arizona Case No. CV2004-000015), which could have such affect.

          REP. 10 MORTGAGE PROVISIONS

          With respect to Loan No. 6, HSA Industrial Portfolio I, for so long as the Terrorism Risk Insurance Act of 2002 ("TRIA") is in effect (including any extensions), the lender shall accept terrorism insurance which covers against
"covered acts" as defined by TRIA.

          With respect to Loan No. 10, Webster Place Shopping Center, the
Mortgagor shall maintain terrorism insurance provided such coverage is generally available at commercially reasonable rates as determined by Lender.

          With respect to Loan No. 11, Tharaldson Portfolio IIB, The Mortgagors
are obligated to carry comprehensive general liability insurance, including contractual injury, bodily injury, broad form death and property damage liability, "dramshop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Mortgaged Properties, and umbrella liability insurance against any and all claims, including all legal liability to the extent insurable imposed upon the Mortgagors and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Mortgaged Properties, as are customarily maintained in businesses such as those operated by the
Mortgagors.

          Mortgagors' insurance policies in place upon origination of the
Mortgage Loan are deemed to comply with the requirements of the Mortgage Loan documents until the expiration of the then-current term of such insurance policies.

          For so long as the Terrorism Risk Insurance Act of 2002 ("TRIA") is in
effect (including any extensions), the lender shall accept terrorism insurance which covers against "covered acts" as defined by TRIA.

          With respect to Loan No. 16, Tharaldson Portfolio IIA, with regard to the Mortgaged Properties which consist of the related Mortgagor's underlying fee simple interest in the Mortgaged Property (subject to a Ground Lease), the
Mortgagor is not required to carry insurance as provided for in the Mortgage
Loan documents to the extent that the ground tenant under such Ground Lease carries such insurance. The proceeds of any insurance policies carried by the ground tenant under such Ground Lease must be either (a) applied to the restoration or repair of the relevant Mortgaged Property or (b) applied toward repayment (i) first, of the Tharaldson Portfolio Pool B Mortgage Loan, and (ii)
second, of the Mortgage Loan, to the extent of any excess proceeds.

          The Mortgagors are obligated to carry comprehensive general liability insurance, including contractual injury, bodily injury, broad form death and property damage liability, "dramshop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Mortgaged
Properties, and umbrella liability insurance against any and all claims, including all legal liability to the extent insurable imposed upon the
Mortgagors and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use,

                                      -19-

leasing, operation, maintenance or condition of the Mortgaged Properties, as are customarily maintained in businesses such as those operated by the Mortgagors.

          Mortgagors' insurance policies in place upon origination of the
Mortgage Loan are deemed to comply with the requirements of the Mortgage Loan documents until the expiration of the then-current term of such insurance policies.

          For so long as the Terrorism Risk Insurance Act of 2002 ("TRIA") is in
effect (including any extensions), the lender shall accept terrorism insurance which covers against "covered acts" as defined by TRIA.

          With respect to Loan No. 29 and 92, Tuscany at McCormick Ranch and
Bridgeworks Industrial Center, for so long as the Terrorism Risk Insurance Act of 2002 ("TRIA") is in effect (including any extensions), the lender shall accept terrorism insurance which covers against "covered acts" as defined by
TRIA.

          In addition to the above exceptions, the other Countrywide loans may contain similar or other limitations with respect to terrorism insurance, such as limits relating to a requirement that terrorism insurance only be obtained so long as it is commercially available, limits relating to the amount of premium that is required to be paid for terrorism insurance and other limitations.

          REP. 12 ENVIRONMENTAL CONDITIONS

          With respect to all of Countrywide's Loans, in the Mortgage Loan documents, the Mortgagor represents, warrants and covenants, as to itself and the Mortgaged Property: (a) other than as disclosed to the lender in the environmental report obtained in connection with the origination of the Mortgage
Loan, there are no hazardous substances or underground storage tanks in, on, or under the Mortgaged Property, except those that are both (i) in compliance with all environmental laws and with permits issued pursuant thereto and (ii) which do not require remediation; (b) there are no past, present or threatened releases of hazardous substances in, on, under, from or affecting the Mortgaged
Property which have not been fully remediated in accordance with environmental laws; (c) there is no release or threat of any release of hazardous substances which has or is migrating to the Mortgaged Property; (d) there is no past or present non-compliance with environmental laws, or with permits issued pursuant thereto, in connection with the Mortgaged Property which has not been fully remediated in accordance with environmental laws; (e) the Mortgagor does not know of, and has not received, any written or oral notice or other communication from any person (including, without limitation, any governmental authority)
relating to hazardous substances or the remediation thereof, of possible liability of any person pursuant to any environmental law, other environmental conditions in connection with the Mortgaged Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing;
and (f) the Mortgagor has truthfully and fully provided to the lender, in writing, any and all information relating to conditions in, on, under or from the Mortgaged Property that is known to the Mortgagor and that is contained in files and records of the Mortgagor, including, without limitation, any reports relating to hazardous substances in, on, under or from the Mortgaged Property and/or to the environmental condition of the Mortgaged Property.

                                      -20-

          The Mortgagors and the environmental indemnitor are not obligated under the Mortgage Loan documents to indemnify the lender or any other indemnified party (a) for any losses which arise out of the fraud or willful misconduct of the lender or any other indemnified party, or (b) to the extent the fact, circumstances or event relating to any affected Mortgaged Property first arises or accrues from or after any foreclosure by the lender or any other indemnified party, or acceptance of a deed in lieu thereof, or lender or any other indemnified party or a designee thereof takes physical possession of such
Mortgaged Property pursuant to any rights or remedies provided for in the
Mortgage Loan documents.

          With respect to Loan No. 6, HSA Industrial Portfolio I, in the
Mortgage Loan documents, Mortgagor represents, warrants and covenants, as to itself and the Mortgaged Property: other than as disclosed to the lender in the environmental report obtained in connection with the origination of the Mortgage
Loan, to Mortgagor's knowledge (a) there are no hazardous substances or underground storage tanks in, on, or under the Mortgaged Property, except those that are both (i) in compliance with all environmental laws and with permits issued pursuant thereto and (ii) which do not require remediation; (b) there are no past, present or threatened releases of hazardous substances in, on, under, from or affecting the Mortgaged Property which have not been fully remediated in accordance with environmental laws if such remediation is required by environmental law; (c) there is no release or threat of any release of hazardous substances which has or is migrating to the Mortgaged Property; (d) there is no past or present non-compliance with environmental laws, or with permits issued pursuant thereto, in connection with the Mortgaged Property which has not been fully remediated in accordance with environmental laws; (e) the Mortgagor does not know of, and has not received, any written notice or other written communication from any person (including, without limitation, any governmental authority) relating to hazardous substances or the remediation thereof, of possible liability of any person pursuant to any environmental law, other environmental conditions in connection with the Mortgaged Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) the Mortgagor has truthfully and fully provided to the lender, in writing, any and all information relating to conditions in, on, under or from the Mortgaged Property that is known to the Mortgagor and that is contained in files and records of the Mortgagor, including, without limitation, any reports relating to hazardous substances in, on, under or from the Mortgaged
Property and/or to the environmental condition of the Mortgaged Property.

          REP. 14 INSURANCE

          With respect to Loan No. 4 and 28, ACP Woodland Park I and Dulles
Creek, for so long as the Terrorism Risk Insurance Act of 2002 ("TRIA") is in
effect (including any extensions), the mortgagee shall accept terrorism insurance which covers against "covered acts" as defined by TRIA.

          With respect to Loan No. 6, HSA Industrial Portfolio I, please see
Rep. 10.

          With respect to Loan No. 10, Webster Place Shopping Center, Mortgagor
shall maintain "all risks" insurance in an amount equal to the greater of (i)
$30,600,000 or (ii) the full insurable value of the Improvements, Equipment and
Inventory located on the Property.

                                      -21-

          With respect to Loan No. 11, Tharaldson Portfolio IIB, please see
Rep.10

          With respect to Loan No. 16, Tharaldson Portfolio IIA, please see
Rep.10

          With respect to Loan No. 89, CVS--Homosassa, Tenant is responsible for providing the insurance; however, the loan documents allow Lender to require
Borrower to provide any insurance coverages required by the loan documents that are not provided by the tenant pursuant to its lease at the property.

          With respect to Loan No. 92, Bridgeworks Industrial Center, please see
Rep.10

          In addition to the above exceptions, the other Countrywide loans may contain similar or other limitations with respect to terrorism insurance, such as limits relating to a requirement that terrorism insurance only be obtained so long as it is commercially available, limits relating to the amount of premium that is required to be paid for terrorism insurance and other limitations.

          REP. 17 LOCAL LAW COMPLIANCE

          With respect to Loan No. 11, Tharaldson Portfolio IIB, according to the zoning consultant report obtained in connection with the origination of the
Mortgage Loan, with regard to the Mortgaged Property located in Independence,
Missouri (Residence Inn), the Mortgaged Property is deficient 3 parking spaces under the applicable zoning restrictions. The Mortgagor has covenanted in the
Mortgage Loan documents to notify the lender promptly of any written notice or order that the Mortgagor receives from any governmental authority relating to
Mortgagor's failure to comply with such applicable legal requirements relating to the Mortgaged Property (including, without limitation, any such notice regarding shortages in parking spaces under applicable zoning ordinances) and promptly take any and all actions necessary to bring its operations at the
Mortgaged Property into compliance therewith (and shall fully comply with the requirements of such legal requirements that at any time are applicable to its operations at the Mortgaged Property); provided, however, that the Mortgagor, at its expense may, after prior notice to the lender, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any such applicable legal requirements as long as certain conditions set forth in the
Mortgage Loan documents are satisfied with respect to such contest at all times.

          The law and ordinance policy maintained by the Mortgagors has an aggregate liability cap of $20,000,000, and such law and ordinance policy does not cover losses sustained as a result of terrorist acts.

          With respect to Loan No. 16, Tharaldson Portfolio IIA, According to
the zoning consultant reports obtained in connection with the origination of the
Mortgage Loan, (a) with regard to the Mortgaged Property located in Roseville,
Minnesota, the Mortgaged Property is deficient 1 parking space under the applicable zoning restrictions; (b) with regard to the Mortgaged Property located in Racine, Wisconsin, the Mortgaged Property is deficient 2 parking spaces under the applicable zoning restrictions; (c) with regard to the
Mortgaged Property located in Independence, Missouri (Residence Inn), which is ground leased by the applicable Mortgagor to one of the borrowers under the
Tharaldson Portfolio Loan B, the Mortgaged

                                      -22-

Property is deficient 3 parking spaces under the applicable zoning restrictions;
(d) with regard to the Mortgaged Property located in Missoula, Montana, the number of parking spaces at the Mortgaged Property is legally conforming under the applicable zoning restrictions so long as no more than 4 employees are on duty at any time (with 1 additional parking space being required for each 4 additional employees on duty at any time, in excess of 4); and (e) with regard to the Mortgaged Property located in Cheyenne, Wyoming, the number of parking spaces at the Mortgaged Property is legally conforming under the applicable zoning restrictions so long as no more than 8 employees are on duty at any time
(with 1 additional parking space being required for each 2 additional employees on duty at any time, in excess of 8).

          The Mortgagors have covenanted in the Mortgage Loan documents to notify the lender promptly of any written notice or order that the Mortgagor receives from any governmental authority relating to Mortgagor's failure to comply with such applicable legal requirements relating to the Mortgaged
Property (including, without limitation, any such notice regarding shortages in parking spaces under applicable zoning ordinances) and promptly take any and all actions necessary to bring its operations at the Mortgaged Property into compliance therewith (and shall fully comply with the requirements of such legal requirements that at any time are applicable to its operations at the Mortgaged
Property); provided, however, that the Mortgagor, at its expense may, after prior notice to the lender, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any such applicable legal requirements as long as certain conditions set forth in the Mortgage Loan documents are satisfied with respect to such contest at all times.

          The law and ordinance policy maintained by the Mortgagors has an aggregate liability cap of $20,000,000, and such law and ordinance policy does not cover losses sustained as a result of terrorist acts.

          REP. 18 LEASEHOLD ESTATE ONLY

          (II) With respect to Loan No. 11, Tharaldson Portfolio IIB, the underlying fee simple interests in three of the Mortgaged Properties are encumbered by the Tharaldson Portfolio IIA Mortgage Loan; however, neither the liens of the Mortgage Loan nor the Tharaldson Portfolio IIA Mortgage Loan, are
subordinate to the liens of the other loan.

          (VI) With respect to Loan No. 11, Tharaldson Portfolio IIB, with regard to any monetary default by a Mortgagor under any Ground Lease, the lender shall have an additional sixty days following the expiration of the Mortgagor's cure period under the Ground Lease in order to cure such monetary default.

          (VII) With respect to Loan No. 56, Dave & Buster's, the related ground lease has an original term that expires prior to a date that is the 5th anniversary of the Stated Maturity Date and the related ground lease including all extensions extend to a date that is 3 months less than 20 years beyond the
Stated Maturity Date of the related Mortgage Loan.

          REP. 22 LEGAL PROCEEDINGS

                                      -23-

With respect to Loan No. 11, Tharaldson Portfolio IIB, a class action lawsuit has been filed against the sponsor of the Mortgagors and certain related parties concerning the formation of the Tharaldson Motels, Inc. Employee Stock Option
Plan (the "ESOP"), which is the majority owner of Tharaldson Motels, Inc. (the indirect owner of the underlying fee interests in each of the Mortgaged
Properties). None of the Mortgagors are named as defendants in such lawsuit.

A lawsuit has been filed against the sponsor of the Mortgagors and certain related parties concerning breach of a real estate development contract. The parties thereafter entered into a settlement agreement, which the plaintiff is now challenging. None of the Mortgagors are named as defendants in such lawsuit, however, the disputed settlement agreement involves, among other things, a six percent (6%) ownership interest in the Mortgaged Property located in Rancho
Cordova, California.

With respect to Loan No. 16, Tharaldson Portfolio IIA, a class action lawsuit has been filed against the sponsor of the Mortgagors and certain related parties concerning the formation of the Tharaldson Motels, Inc. Employee Stock Option
Plan (the "ESOP"), which is the majority owner of Tharaldson Motels, Inc. (the indirect owner of each of the Mortgagors). None of the Mortgagors are named as defendants in such lawsuit.

A lawsuit has been filed against the sponsor of the Mortgagors and certain related parties concerning breach of a real estate development contract. The parties thereafter entered into a settlement agreement, which the plaintiff is now challenging. The settlement does not involve any of the Mortgagors or the
Mortgaged Properties.

With respect to Loan No. 29, Tuscany at McCormack, in connection with the origination of the loan, the borrower disclosed a lawsuit with respect to the
Property captioned Asset Capital Group, L.L.C., et al. v. Acacia Place, L.L.C.,
et al. and IFR Realty Group, L.L.C. v. Asset Capital Group, L.L.C., et al.
(Superior Court of the State of Arizona Case No. CV2004-000015), which could have such affect.

          REP. 23 OTHER MORTGAGE LIENS

          With respect to Loan No. 10, Webster Place Shopping Center, the loan documents do not require Mortgagor to pay all reasonable costs and expenses related to any required consent to an encumbrance.

          With respect to existing and future mezzanine debt see the exceptions set forth to rep. 34.

          REP. 26 LICENSES AND PERMITS

          With respect to Loan No. 11 and 16, Tharaldson Portfolio IIB and
Tharaldson Portfolio IIA , with regard to certain of the Mortgaged Properties, the liquor license relating to such Mortgaged Property, if any, may be held by an affiliate of the applicable Mortgagor.

          With respect to Loan No. 92, Bridgeworks Industrial Center, according to the zoning consultant report obtained in connection with the origination of the Mortgage Loan, (a)

                                      -24-

no certificate of occupancy was issued for the Mortgaged Property because a portion of the building is owned by the City of Allentown, and the City will not issue a certificate of occupancy to itself, and (b) the absence of a certificate of occupancy on file with the City is not considered to be a violation of zoning regulations and will not lead to any enforcement action.

          REP. 28 RELEASE OF MORTGAGED PROPERTIES

With respect to Loan No. 6, HSA Industrial Portfolio I, provided that no Event of Default has occurred and is continuing under any of the Loan Documents, at any time prior to the Defeasance Start Date, Borrower, in connection with a bona fide sale of an Individual Property to an unaffiliated third party, may obtain the release of such Individual Property (a "Partial Release") from the lien of the applicable Mortgage (and other Loan Documents ) and the release of such
Borrower's ongoing obligations under the Note and other Loan Documents with respect to such Individual Property (other than those expressly stated to survive), so long as all of the following conditions shall have been satisfied:

a.   Borrower shall have provided Lender with no less than thirty (30) days, but no more than ninety (90) days, prior written notice of its request to obtain a release of the applicable Property;

b.   Lender shall have received a prepayment of the Loan in an amount equal to the greater of (a) 85% of the gross sale price (as determined by Lender in
     Lender's reasonable discretion) of the Property sold; (b) 120% of the
     Allocated Loan Amount for the Property sold; or (c) the amount which, after giving effect to such prepayment would result in a Debt Service Coverage
     Ratio of at least 1.25, which prepayment shall be accompanied by (i) all accrued and unpaid interest on the Principal Indebtedness as of the date of such prepayment, (ii) if such prepayment is not made on a Payment Date, the interest which would have accrued thereon to the next monthly Payment Date with respect to the amount prepaid, and (iii) the Yield Maintenance
     Premium;

c.   Borrower shall not be permitted to obtain a Partial Release if the aggregate amount of principal paid pursuant to the two Partial Releases permitted hereunder would exceed $25,000,000;

d.   Borrower shall not be entitled to more than two Partial Releases during the term of the Loan. In connection with any Partial Release pursuant to this
     Section, if Borrower elects to obtain a release of either of the Westbelt
     Properties, Borrower must simultaneously make a prepayment and obtain a release of the other Westbelt Property, both in accordance with this
     Section, provided however that such Partial Release of the Westbelt
     Properties shall be considered one release for the purpose of determining the total number of Partial Releases permitted;

e.   Mezzanine Lender shall have received a prepayment of the Mezzanine Loan from Mezzanine Borrower simultaneously with the prepayment described in
     Section 2.7(b), in such amount and in such manner in accordance with
     Section 2.4(d) of the Mezzanine Loan Agreement;

                                      -25-

f.   Borrower shall have submitted to Lender, not less than ten (10) Business
     Days prior to the date of such Partial Release, all necessary and appropriate documentation concerning the release of the lien of the applicable Mortgage (and other Loan Documents) for such Property, for execution by Lender. Such release documentation shall be in a form appropriate in the State in which such Property is located and shall contain standard provisions, if any, protecting the rights of Lender. In addition, Borrower shall provide any and all other documentation Lender customarily requires in the State where the applicable Property is located, to be delivered by Borrower in connection with such Partial Release, together with an officer's certificate certifying that such documentation is in compliance with all Legal Requirements in all material respects.

g.   Lender shall have received evidence reasonably satisfactory to Lender that the applicable Property to be released shall be conveyed to a Person other than any Borrower or any Affiliate of any of the Borrowers; and

h.   Lender shall receive reimbursement in full (no later than the closing date of such Partial Release transaction) of all of Lender's fees, costs and expenses, including without limitation, reasonable legal counsel fees and disbursements incurred in connection with the Partial Release, and the review and approval of all documents and information required to be delivered in connection therewith.

          REP. 34 DUE-ON-SALE

With respect to Loan No. 6, HSA Industrial Portfolio I, not more than twice, all of the Mortgaged Properties may be sold to another party who shall assume the
Loan (the "Transferee Borrower"), provided that prior to such sale (a) Mortgagor shall pay to Mortgagee a transfer fee in the amount of one-quarter of one percent (.25%) of the loan amount, plus any reasonable costs or fees incurred by
Mortgagee in connection with such sale and assumption, (b) after a secondary market transaction, Mortgagor shall deliver (or cause to be delivered) to
Mortgagee a rating agency confirmation with respect to such transfer, (c) the identity, experience, financial condition, creditworthiness, single purpose nature and bankruptcy remoteness of the Transferee Borrower and the replacement guarantors and indemnitors shall be reasonably satisfactory to Mortgagee, (d)
Mortgagor, Transferee Borrower, guarantor and the replacement guarantors and indemnitors shall execute and deliver any and all documentation as may be reasonably required by Mortgagee or required by the rating agencies, as the case may be, in form and substance reasonably satisfactory to Mortgagee or satisfactory to the rating agencies, as the case may be, in Mortgagee's reasonable discretion or the rating agencies' discretion, as applicable, (e)
counsel to Transferee Borrower and the replacement guarantors and indemnitors shall deliver to Mortgagee and the rating agencies opinion letters relating to such transfer (including, without limitation, tax, bankruptcy and REMIC opinions) in form and substance reasonably satisfactory to Mortgagee and satisfactory to the rating agencies in Mortgagee's reasonable discretion and the rating agencies' discretion, (f) Mortgagor shall deliver (or cause to be delivered) to Mortgagee, an endorsement to the title insurance policy relating to the change in the identity of the vestee and the execution and delivery of the transfer documentation in form and substance reasonably acceptable to
Mortgagee and (g) Mortgagor pays all reasonable expenses incurred by Mortgagee in connection with such transfer, including, without limitation, Mortgagee's reasonable attorneys fees and expenses, all recording fees, and all fees payable to the title company for the delivery to

                                      -26-

Mortgagee of the endorsement referred to in clause (f) above and (h) the mezzanine loan shall be paid in full in accordance with the terms of the mezzanine loan documents. In connection with the sale of all of the Mortgaged
Properties and the assumption of the Loan, subject to Section 4.42, Section
12.1, and Section 12.20, as those sections relate to obligations which accrued prior to the date of such sale and assumption, Mortgagee shall release Mortgagor and guarantor from their obligations under the Mortgage Agreement Loan Documents that accrue after such assumption, provided that all of the requirements of this section have been met and provided further that nothing in this section shall constitute a release of any liability or obligation relating to any environmental matters arising under Article 9 of the Mortgage Loan Agreement;

Not more than once, there may be a transfer, simultaneously, by three of the individual borrowers of all of the interests in all of the Mortgaged Properties held by each of such three individual borrowers to the remaining individual borrower who shall assume all of the obligations of the other three individual borrowers under the Mortgage Loan Documents, provided that (a) Mortgagor shall pay to Mortgagee a processing fee in the amount of $10,000 plus any reasonable costs or fees incurred by Mortgagee in connection with such sale and assumption;
(b) the mezzanine loan shall be simultaneously paid in full in accordance with the mezzanine loan documents or the mezzanine loan shall be simultaneously assumed in accordance with paragraph (iv) of the definition of permitted transfers in the mezzanine loan agreement; (c) Mortgagor shall execute and deliver any and all documentation as may be reasonably required by Mortgagee in form and substance reasonably satisfactory to Mortgagee in Mortgagee's reasonable discretion to evidence the assumption by the remaining individual borrower of all obligations of the other individual borrowers under the Loan;
(d) counsel to Mortgagor shall deliver to Mortgagee opinion letters relating to such transfer (including, without limitation, tax, bankruptcy and REMIC opinions
(if necessary)) in form and substance reasonably satisfactory to Mortgagee in
Mortgagee's reasonable discretion, (e) Mortgagor shall deliver (or cause to be delivered) to Mortgagee, an endorsement to the title insurance policy relating to the change in the identity of the vestee and the execution and delivery of the transfer documentation in form and substance reasonably acceptable to
Mortgagee and (f) Mortgagor shall pay all reasonable expenses incurred by
Mortgagee in connection with such transfer, including, without limitation,
Mortgagee's reasonable attorneys fees and expenses, all recording fees, and all fees payable to the title company for the delivery to Mortgagee of the endorsement referred to in clause (e) above.

          The mortgage lender made a mezzanine loan to the owner of one hundred percent (100%) of the equity interests in the Mortgage Borrower, which loan is secured by a pledge of one hundred percent (100%) of such equity interests. The initial pledge of such equity interests is a permitted transfer under the mortgage loan. In addition, a transfer of such equity interests to the mezzanine lender in connection with the exercise of the mezzanine lender's rights and remedies under the mezzanine loan document is permitted without the prior written consent of the mortgage lender provided that such transfer is made in accordance with the terms of the intercreditor agreement.

          With respect to Loan No. 10, Webster Place Shopping Center, provisions regarding transfers by Borrowers attached hereto as Exhibit A.

                                      -27-

          With respect to Loan No. 11, Tharaldson Portfolio IIB, the following occurrences are also deemed to be permitted transfers under the Mortgage Loan documents, which shall not require the consent of the lender: (a) any change in the trustee of any estate planning trust which holds a direct or indirect interest in any Mortgagor so long as such trustee is a financial institution;
and (b) any equity conversion transaction contemplated in the requisite subordination agreement relating to certain unsecured indebtedness of either
H.I. Management of Rancho Cordova, Inc. or F.I. Management of Niles, Inc., in
favor of certain direct or indirect owners of either such Mortgagor, which unsecured indebtedness may be in an aggregate amount not to exceed $3,500,000, and may be incurred by such Mortgagors subject to certain conditions set forth in the Mortgage Loan documents. In addition, the Mortgage Loan documents permit the incurrence of future mezzanine debt, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents.

          With respect to Loan No. 16, Tharaldson Portfolio IIA, the following occurrences are also deemed to be permitted transfers under the Mortgage Loan documents, which shall not require the consent of the lender: (a) any change in the trustee of any estate planning trust which holds a direct or indirect interest in any Mortgagor so long as such trustee is a financial institution;
and (b) any change in the "Trustee" or the "Committee" (as defined in the ESOP)
of the Tharaldson Motels, Inc. Employee Stock Option Plan and Trust, as amended and restated, effective as of January 1, 2002 (the "ESOP"); provided that no such change shall, without the prior written consent of the lender, result, directly or indirectly, in a change in the identity of a majority of the following five (5) key management individuals holding senior executive management positions of Tharaldson Motels, Inc.: Gary Tharaldson, Annette
Croves, Aimee Fyke, Dean Manternach, and Rich Hoffman; provided further that upon the occurrence at any time during the term of the Mortgage Loan of any review and consent by the lender of any such changes in key personnel, no further consent will be required by the lender as to such management group, except to the extent of any change in the identity of a majority of the five (5)
key management individuals then holding such senior executive management positions of Tharaldson Motels, Inc. In addition, the Mortgage Loan documents permit the incurrence of future mezzanine debt, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents.

          With respect to Loan No. 21, Holy Cross Medical Center, transfers of membership, partnership or shareholder interests in Borrower, by a current member, partner or shareholder, as applicable, to an immediate family member
(i.e., parents, spouses, siblings, children or grandchildren) of such member, partner or shareholder or to a trust for the benefit of an immediate family member of such member, partner or stockholder;

          Transfers by devise or descent or by operation of law upon the death of a member, a partner or stockholder of Borrower, Guarantor or any member, partner or stockholder thereof; and

          Transfers, sales or pledges of G&L Realty Corp.'s stock by operation of law or otherwise or all or substantially all of its assets; provided same (a)
does not result in a Material Adverse Effect, (b) is reasonably approved by
Lender and (c) Borrower reimburses Lender for all reasonable expenses (not including a transfer fee) incurred by Lender in connection with such transfer.

                                      -28-

          With respect to all of Countrywide's loans in addition to the above stated exceptions, the Property may be transferred without the written consent of the Lender in sales of the entire Property to another party (the "Transferee
Borrower"), provided that prior to such sale the following conditions, among others, are met: (a) Borrower may be required to pay to lender a transfer fee,
(b) the identity, experience, financial condition, creditworthiness, single purpose nature and bankruptcy remoteness of the Transferee Borrower and the replacement guarantors and indemnitors shall be reasonably satisfactory to
Lender, (c) Borrower, Transferee Borrower, Guarantor and the replacement guarantors and indemnitors shall execute and deliver any and all documentation as may be reasonably required by Lender, in form and substance reasonably satisfactory to Lender in Lender's reasonable discretion (including, without limitation, assumption documents), (d) counsel to Transferee Borrower and the replacement guarantors and indemnitors shall deliver to Lender opinion letters relating to such transfer (including, without limitation, tax, bankruptcy and
REMIC opinions) in form and substance reasonably satisfactory to Lender in
Lender's reasonable discretion, and (e) Borrower pays all reasonable expenses incurred by Lender in connection with such transfer, including, without limitation, Lender's reasonable attorneys fees and expenses, all recording fees, and all fees payable to the Title Company for the delivery to Lender of the endorsement referred to in clause (e) above.

          The following Countrywide loans have additional debt:

          With respect to Loan No. 4, ACP Woodland Park I, in order to partially fund the equity contribution of the indirect owners of 37.5% of the managing member of the parent of the borrower, certain entities owned by Baupost Group
LLC, a group that indirectly owns 90% of the parent of the borrower, have provided a revolving line of credit, which was drawn upon in the amount of
$2,000,000. This line of credit is secured by a pledge of such owners' equity in the managing member of the parent of the borrower and is paid solely out of the excess cash flow.

          With respect to Loan No. 11 and Loan No.16, Tharaldson Portfolio IIB
and Tharaldson Portfolio IIA, two of the borrowers are permitted to incur up to
$3,500,000 of unsecured debt from their affiliates. As of the date of origination of the Tharaldson IIB Loan, one of the borrowers incurred unsecured debt from its affiliates, which is evidenced by two promissory notes in the amount of $244,163.25 and $11,488.60, respectively.

          With respect to Loan No. 28, Dulles Creek, in order to partially fund the equity contribution of the indirect owners of 100% of the managing member of the parent of the borrower, Baynorth Realty Fund VI Limited Partnership, the entity that owns 90% of the parent of the borrower, has provided a revolving line of credit, which was drawn upon in the amount of $1,500,000. This line of credit is secured by a pledge of such owners' equity in the managing member of the parent of the borrower and is paid solely out of excess cash flow.

          The following Countrywide loans permit mezzanine debt in the future, subject to satisfaction of certain conditions set forth in the related mortgage loan document:

          (a) Tuscany at McCormick Ranch, (b) Euless Town Center, (c) The
Corners Apartments, (d) Boulder Palms Senior Apartments, (e) ACP Woodland Park
I, (f) 24-Hour Fitness-Henderson, NV, (g) 24-Hour Fitness-Monrovia, (h) Dave &
Busters- San Diego, (i)

                                      -29-

Webster Place, (j) HSA Industrial Portfolio I, (k) Tharaldson Portfolio IIA and
(l) Tharaldson Portfolio IIB.

          The following Countrywide loans have existing mezzanine debt:

          With respect to Loan No. 6, HSA Industrial Portfolio I, at the time of the origination of the, the lender also made a $4,200,000 mezzanine loan to the equity owners of the related borrowers. The mezzanine loan is secured by a pledge of 100% of the equity interests in the related borrower. In addition, at any time after payment in full of the mezzanine loan, the mezzanine borrower may obtain a new mezzanine loan, secured by a pledge of the mezzanine borrower's direct equity interest in the borrowers, provided that the mezzanine borrower satisfies certain conditions.

          With respect to Loan No. 94, Auburn Business Center, the related borrower is permitted, subject to the satisfaction of certain conditions provided for in the mortgage loan documents, to transfer its interest to tenants-in-common.

          REP. 35 SINGLE PURPOSE ENTITY

          With respect to Loan No. 6, HSA Industrial Portfolio I, each of the ten Mortgaged Properties is owned jointly by each of the four Mortgagors as tenants in common. The Mortgage Borrowers commingle funds for the purpose of paying their collective obligations.

          With respect to Loan No. 27, First National Bank of Arizona
Headquarters, the organizational documents of Mortgagor do not contain single purpose entity provisions, but such provisions are contained in the Loan
Agreement.

          With respect to Loan No. 52 and 59, Arcadia Del Sol Apartments and 316
Courtland Avenue, the organizational documents of the borrower do not contain single purpose entity provisions, however, the Mortgagor covenants in the loan documents that it is and will remain a Single-Purpose Entity.

          With respect to Loan No. 71 and 90, Corbin Office Center and Lyons
Village Center, the organizational documents of the borrower do not contain single purpose entity provisions.

          With respect to Loan No. 77, Center Medical Building, SPE covenants are included in loan documents, not organizational documents. It is not a single purpose entity because it owns a parking garage that is not part of
Countrywide's collateral.

          With respect to Loan No. 92, Bridgeworks Industrial Center, the borrower is a not-for-profit redevelopment organization, not a single purpose entity.

          With respect to Loan No. 99, Desert Colony Town Homes, Borrower's organizational documents do not contain SPE provisions. The Borrower is bound by the SPE covenants in the Loan Documents.

          REP. 43 RECOURSE

                                      -30-

          With respect to Loan No. 4 and 28, ACP Woodland Park I and Dulles
Creek, the related Mortgage Loan documents contain provisions providing recourse against the related Mortgagor and certain principals of such Mortgagor for damages, liabilities, expenses or claims sustained in connection with any intentional act of waste of the related Mortgaged Property or any material portion thereof, or, during the continuance of any event of default, the removal or disposal of any portion of the Mortgaged Property.

          With respect to Loan No. 6, HSA Industrial Portfolio I, in addition to certain other recourse carve-out liability, the Mortgagor is liable to the lender for (a) the misapplication or conversion of rents, insurance proceeds or condemnation proceeds, and (b) the misappropriation of rents collected in advance.

          With respect to Loan No. 11 and 16, Tharaldson Portfolio IIB and
Tharaldson Portfolio IIA, in addition to certain other recourse carve-out liability, the Mortgagor and the carve-out guarantor are liable to the lender for any losses arising out of or in connection with any act of willful waste of the Mortgaged Property or any portion thereof.

          With respect to Loan No. 29 and 92, Tuscany at McCormick Ranch and
Bridgeworks Industrial Center, in addition to certain other recourse carve-out liability, the Mortgagor is liable to the lender for (a) the misapplication or conversion of rents, insurance proceeds or condemnation proceeds, and (b) the misappropriation of rents collected in advance.

          REP. 45 FEE SIMPLE INTEREST

          With respect to Loan No. 6, HSA Industrial Portfolio I, each of the ten Mortgaged Properties is owned jointly by each of the four Mortgagors as tenants in common.

          REP. 47 OPERATING STATEMENTS

          With respect to Loan No. 29, Tuscany at McCormick Ranch, Borrower must furnish lender with quarterly unaudited financial statement in form and substance acceptable to lender in lender's discretion and include a property management report which shows property income and expenses and property operating statistics.

                                      -31-

                                    EXHIBIT A

                          PERMITTED TRANSFER PROVISIONS

          "Permitted Transfers" means, provided that no Event of Default has occurred and is continuing:

          (i) Permitted Encumbrances;

          (ii) all transfers of worn out or obsolete furnishings, fixtures or equipment that are promptly replaced with property of equivalent value and functionality (unless Borrower reasonably determines such replacement is not necessary for operation of the Property and would not have a Material Adverse
Effect);

          (iii) all Leases which are not Material Leases;

          (iv) all Material Leases which have been approved by Lender in accordance with Section 5.19;

          (v) transfers (but not pledges) of Equity Interests in any Borrower which in the aggregate during the term of the Loan (a) do not exceed forty-nine percent (49%) of the total direct or indirect legal or beneficial ownership interests in such Borrower, (b) do not result in any partner's, member's or other Person's interest in such Borrower exceeding forty-nine percent (49%) of the total direct or indirect legal or beneficial ownership interests in Borrower
(unless the transferee previously owned more than 49% of the Equity Interests in such Borrower) and (c) do not cause the transferee to acquire control of such
Borrower;

          (vi) any other transfer of any other direct or indirect legal or beneficial ownership interest in any Borrower, provided that (a) Lender shall have consented to such transfer (b) after any Secondary Market Transaction, such
Borrower shall deliver (or cause to be delivered) to Lender a Rating Agency
Confirmation with respect to such transfer, (c) such Borrower shall deliver to
Lender and the Rating Agencies opinion letters relating to such transfer
(including, without limitation, tax and bankruptcy opinions) in form and substance satisfactory to Lender and the Rating Agencies, and (d) such Borrower pays all reasonable expenses incurred by Lender in connection with such transfer;

          (vii) sales of the entire Property to another party (the "TRANSFEREE
BORROWER"), provided that prior to such sale (a) Borrower shall pay to Lender a transfer fee in the amount of one percent (1%) of the Principal Indebtedness,
(b) Lender shall consent to such transfer (such consent to not be unreasonably withheld, conditioned or delayed by Lender), (c) after a Secondary Market
Transaction, Borrower shall deliver (or cause to be delivered) to Lender a
Rating Agency Confirmation with respect to such transfer, (d) the identity, experience, financial condition, creditworthiness, single purpose nature and bankruptcy remoteness of the Transferee Borrower and the replacement guarantors and indemnitors shall be satisfactory to Lender in

Lender's reasonable discretion, (e) Borrower, Transferee Borrower, Guarantor and the replacement guarantors and indemnitors shall execute and deliver any and all documentation to effectuate the transfer as may be required by Lender or the
Rating Agencies, in form and substance satisfactory to Lender or the Rating
Agencies in Lender's or the Rating Agencies' discretion, as applicable (which documents in any event shall provide for: (A) a release of the Borrower (and all
Guarantors) from all liability under the Loan for act or events first occurring after the effective date of the Transfer; and (B) an estoppel certificate from
Lender in the form referred to in Section 12.22 and containing a statement as to the Principal Indebtedness owed as of the date of transfer and the amount of all reserves held by Lender), (f) counsel to Transferee Borrower and the replacement guarantors and indemnitors shall deliver to Lender and the Rating Agencies opinion letters relating to such transfer (including, without limitation, tax, bankruptcy and REMIC opinions) in form and substance satisfactory to Lender and the Rating Agencies in Lender's and the Rating Agencies' discretion, as applicable, (g) Borrower shall deliver (or cause to be delivered) to Lender, an endorsement to the Title Insurance Policy relating to the change in the identity of the vestee and the execution and delivery of the transfer documentation in form and substance reasonably acceptable to Lender and (h) Borrower pays all reasonable expenses incurred by Lender in connection with such transfer, including, without limitation, Lender's reasonable attorneys fees and expenses, all recording fees, and all fees payable to the Title Company for the delivery to Lender of the endorsement referred to in clause (g) above;

          (viii) sales by a Borrower (the "TIC TRANSFEROR BORROWER") of its co-tenancy interest in the Property (the "TIC TRANSFER") to another party (the
"TIC TRANSFEREE BORROWER"), provided that prior to such sale (a) TIC Transferor
Borrower shall pay to Lender a transfer fee in the amount of one percent (1%) of the Principal Indebtedness multiplied by the TIC Interest of the TIC Transferor
Borrower (but in all events such fee shall not be less than $2,500 or greater than $10,000, (b) Lender shall consent to such transfer (such consent to not be unreasonably withheld, conditioned or delayed by Lender), (c) after a Secondary
Market Transaction, TIC Transferor Borrower shall deliver (or cause to be delivered) to Lender a Rating Agency Confirmation with respect to such transfer, provided, however, such Rating Agency Confirmation shall not be required for any
TIC Transfer of a TIC Interest of less than five percent (5%), (d) the identity, experience (with respect to a TIC Transfer by a Sponsor Borrower), financial condition, creditworthiness, single purpose nature and bankruptcy remoteness of the TIC Transferee Borrower and the replacement guarantors and indemnitors shall be satisfactory to Lender in Lender's reasonable discretion, (e) TIC Transferor
Borrower, TIC Transferee Borrower, the Guarantor of TIC Transferor Borrower and
the replacement guarantors and indemnitors shall execute and deliver any and all documentation to effectuate the transfer as may be required by Lender or the
Rating Agencies, in form and substance satisfactory to Lender or the Rating
Agencies in Lender's or the Rating Agencies' discretion, as applicable (which documents in any event shall provide for a release of the TIC Transferor
Borrower (and its related Guarantor) from all liability under the Loan for act or events first occurring after the effective date of the Transfer), including, without limitation, an assumption by TIC Transferee Borrower of the TIC
Agreement, (f) counsel to TIC Transferee Borrower and the replacement guarantors and indemnitors shall deliver to Lender and the Rating Agencies, if required by the magnitude of such transfer, opinion letters relating to such transfer
(including, without limitation, tax, bankruptcy and REMIC opinions) in form and substance satisfactory to Lender and the Rating Agencies in Lender's and the
Rating Agencies' discretion, as applicable, (g) TIC Transferor Borrower shall deliver (or cause to be delivered) to Lender, an endorsement to the

Title Insurance Policy relating to the change in the identity of the vestee and the execution and delivery of the transfer documentation in form and substance reasonably acceptable to Lender and (h) TIC Transferor Borrower pays all reasonable expenses incurred by Lender in connection with such transfer, including, without limitation, Lender's reasonable attorneys fees and expenses, all recording fees, and all fees payable to the Title Company for the delivery to Lender of the endorsement referred to in clause (g) above. Notwithstanding the foregoing, (i) no TIC Transfer shall occur prior to the earlier to occur of
(y) six months from the Closing Date, and (z) the closing of a Secondary Market
Transaction, (ii) there shall be no more than seventy-five (75) separate
Borrowers at any time; and (iii) no TIC Transfer shall result in any Borrower, together with its Affiliates and immediate family members of Affiliates, or
Affiliates thereof, owning in the aggregate, directly or indirectly (whether by means of beneficial ownership or ownership of interests in entities which in turn directly or indirectly, through multiple ownership tiers or otherwise, own interests in Borrower or otherwise), more than a forty-nine percent (49%) of all co-tenancy interests in the Property;

          (ix) any transfer of a direct or indirect legal or beneficial ownership interest in a Borrower that occurs by devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest to the lineal descendants or other beneficiaries of such interest holder or occurs by virtue of an inter vivos transfer or gift to a trust or other legitimate estate planning vehicle established for the benefit of such immediate family member, provided that (A) Manager continues to be responsible for the management of the Property, and such transfer shall not result in a change of the day to day operations of the Property, (B) the affected Borrower shall remain a Single-Purpose Entity, (C) if such transfer would result in a change of control of such Borrower and occurs before a Secondary Market
Transaction, Lender shall consent to such transfer within thirty (30) days after such transfer, and (D) if such transfer would result in a change of control of such Borrower and occurs after a Secondary Market Transaction, such Borrower, at such Borrower's sole cost and expense, shall, within thirty (30) days after such transfer, (a) deliver (or cause to be delivered) to Lender a Rating Agency
Confirmation with respect to such transfer, and opinion letters relating to such transfer (including, without limitation, tax, bankruptcy and REMIC opinions) in form and substance satisfactory to Lender and the Rating Agencies in their discretion, respectively, (b) obtain the prior written consent of Lender to such transfer (which consent shall not be unreasonably withheld, conditioned or delayed) and (c) reimburse Lender for all reasonable expenses incurred by Lender in connection with such transfer; and

          (x) any TIC Transfer made pursuant to an option granted in the TIC
Agreement or the operating agreement of any Borrower provided that the TIC
Transferee Borrower is another Borrower existing at the time of the TIC Transfer
(or a Single-Purpose Entity controlled by the Sponsor formed for the purpose of participating in the referenced TIC Transfer and who becomes a Borrower)(herein referred to as a "Forced TIC Sale"); provided that prior to such Forced TIC
Sale: (a) TIC Transferee Borrower and a replacement guarantor affiliated therewith shall execute and deliver any and all documentation to effectuate the transfer as may be required by Lender or the Rating Agencies, in form and substance satisfactory to Lender or the Rating Agencies in Lender's or the
Rating Agencies' discretion, as applicable (which documents, provided the TIC
Transferor Borrower is not then in default under the TIC Agreement, shall provide for a release the TIC Transferor Borrower (and its related Guarantor)

from all liability under the Loan for act or events first occurring after the effective date of the Transfer), (b) counsel to TIC Transferee Borrower and the replacement guarantors and indemnitors shall deliver to Lender and the Rating
Agencies opinion letters relating to such transfer (including, without limitation, tax, bankruptcy and REMIC opinions) in form and substance satisfactory to Lender and the Rating Agencies in Lender's and the Rating
Agencies' discretion, as applicable, (c) TIC Transferor Borrower shall deliver
(or cause to be delivered) to Lender, an endorsement to the Title Insurance
Policy relating to the change in the identity of the vestee and the execution and delivery of the transfer documentation in form and substance reasonably acceptable to Lender and (d) TIC Transferee Borrower pays all reasonable expenses incurred by Lender in connection with such transfer, including, without limitation, Lender's reasonable attorneys fees and expenses, all recording fees, and all fees payable to the Title Company for the delivery to Lender of the endorsement referred to in clause (c) above. Notwithstanding the foregoing, (i)
there shall be no more than seventy-five (75) separate Borrowers at any time;
and (ii) there shall be no separate assumption fee, administrative fee, underwriting fee or other transfer fee charged by Lender in connection with a
Forced TIC Sale.

                            ANNEX B (TO SCHEDULE I)

MORTGAGED PROPERTIES AS TO WHICH THE ONLY ENVIRONMENTAL INVESTIGATIONS CONDUCTED
   IN CONNECTION WITH THE ORIGINATION OF THE RELATED MORTGAGE LOAN WERE WITH
         RESPECT TO ASBESTOS-CONTAINING MATERIALS AND LEAD-BASED PAINT.

                               (REPRESENTATION 12)

None.

                            ANNEX C (TO SCHEDULE I)

          MORTGAGE LOANS COVERED BY SECURED CREDITOR IMPAIRED PROPERTY
                        ENVIRONMENTAL INSURANCE POLICIES

                          (REPRESENTATIONS 12 AND 49)

None.

                                  SCHEDULE II

                             MORTGAGE LOAN SCHEDULE

                                   [ATTACHED]

                         SCHEDULE II (COUNTRYWIDE MLPA)



                                                      MORTGAGE
                                                        LOAN   PROPERTY
LOAN # PROPERTY NAME                                   SELLER    TYPE      ADDRESS                            CITY
------ -------------                                  -------- ---------   -------                            ----

     4 ACP Woodland Park I                               CRF   Office      Various                            Herndon
  4.01 Plaza Ridge II                                    CRF   Office      2250 Corporate Park Drive          Herndon
  4.02 South Pointe II                                   CRF   Office      2300 Corporate Park Drive          Herndon
  4.03 South Pointe I                                    CRF   Office      2350 Corporate Park Drive          Herndon
     6 HSA Industrial Portfolio I                        CRF   Industrial  Various                            Various
  6.01 EGL Eagle Global Logistics                        CRF   Industrial  2727 London-Groveport Road         Groveport
  6.02 Kellogg Sales Company Buildings                   CRF   Industrial  2771-2779 and 2781 Westbelt Drive  Columbus
  6.03 The Gap, Inc. Building                            CRF   Industrial  2700 Earhart Court                 Hebron
  6.04 Eagle USA Airfreight, Inc.                        CRF   Industrial  6700 Port Road                     Groveport
  6.05 MBM Foods Building                                CRF   Industrial  4300 Diplomacy Drive               Columbus
  6.06 Hammacher Schlemmer & Co.                         CRF   Industrial  9180 LeSaint Drive                 Fairfield
  6.07 Sears Logistics Services, Inc.                    CRF   Industrial  1727 Georgesville Road             Columbus
  6.08 Georgesville Commerce Center Building             CRF   Industrial  1715 Georgesville Road             Columbus
  6.09 Sears Logistics Services, Inc.                    CRF   Industrial  1615 Georgesville Road             Columbus
    10 Webster Place Shopping Center                     CRF   Retail      1435 - 1471 West Webster Avenue    Chicago
    11 Tharaldson Portfolio IIB                          CRF   Hospitality Various                            Various
 11.01 Homewood Suites by Hilton - Grapevine             CRF   Hospitality 2214 Grapevine Mills Circle        Grapevine
 11.02 Residence Inn by Marriott - Houston               CRF   Hospitality 655 North Sam Houston Pkwy         Houston
 11.03 Courtyard by Marriott - Houston                   CRF   Hospitality 16500 Hedgecroft Drive             Houston
 11.04 Hampton Inn - Rancho Cordova                      CRF   Hospitality 10755 Gold Center Drive            Rancho Cordova
 11.05 Niles Fairfield Inn - Warren                      CRF   Hospitality 1860 Niles-Cortland Road SE        Warren
 11.06 Residence Inn by Marriott - Independence          CRF   Hospitality 3700 South Arrowhead Avenue        Independence
 11.07 Residence Inn by Marriott - Bloomingdale          CRF   Hospitality 295 Knollwood Drive                Bloomingdale
 11.08 Courtyard by Marriot - Bloomingdale               CRF   Hospitality 275 Knollwood Drive                Bloomingdale
 11.09 Fairfield Inn and Suites - Kansas City            CRF   Hospitality 4231 North Corrington Avenue       Kansas City
 11.10 Fairfield Inn by Marriott - Independence          CRF   Hospitality 18700 East 37th Terrace            Independence
    14 West Valley Medical                               CRF   Office      5353,5359,5363 Balboa Boulevard    Encino
    16 Tharaldson Portfolio IIA                          CRF   Hospitality Various                            Various
 16.01 Fairfield Inn by Marriott - Roseville             CRF   Hospitality 3045 Centre Pointe Drive           Roseville
 16.02 Homewood Suites by Hilton - Dallas                CRF   Hospitality 9169 Markville Drive               Dallas
 16.03 Hampton Inn - Shawnee                             CRF   Hospitality 4851 North Kickapoo Street         Shawnee
 16.04 Fairfield Inn - Cheyenne                          CRF   Hospitality 1415 Stillwater Avenue             Cheyenne
 16.05 Springhill Suites by Marriott - Phoenix           CRF   Hospitality 9425 North Black Canyon Highway    Phoenix
 16.06 Fairfield Inn and Suites - Naperville             CRF   Hospitality 1847 West Diehl Road               Naperville
 16.07 Hawthorne Suites - Naperville                     CRF   Hospitality 1843 West Diehl Road               Naperville
 16.08 TownePlace Suites - Phoenix                       CRF   Hospitality 9425 North Black Canyon Highway    Phoenix
 16.09 Fairfield Inn - Racine                            CRF   Hospitality 6421 Washington Avenue             Town of Mount Pleasant
 16.10 Sleep Inn - Missoula                              CRF   Hospitality 3425 Dore Lane                     Missoula
 16.11 Leased Fee Interest - Bloomingdale Courtyard      CRF   Hospitality 275 Knollwood Drive                Bloomingdale
 16.12 Leased Fee Interest - Bloomingdale Residence Inn  CRF   Hospitality 295 Knollwood Drive                Bloomingdale
 16.13 Leased Fee Interest - Kansas City Fairfield Inn   CRF   Hospitality 4231 North Corrington Avenue       Kansas City
    21 Holy Cross Medical Center                         CRF   Office      11550 Indian Hill Road             Mission Hills
    27 First National Bank of Arizona Headquarters       CRF   Office      17600 North Perimeter Drive        Scottsdale
    28 Dulles Creek                                      CRF   Office      13800 Coppermine Road              Herndon
    29 Tuscany at McCormick Ranch                        CRF   Multifamily 9000 East San Victor Drive         Scottsdale
    30 Home Depot                                        CRF   Retail      740 West 182nd Street              Gardena
    52 Arcadia Del Sol                                   CRF   Multifamily 4127 East Indian School Road       Phoenix
    54 Casa Grande Center                                CRF   Retail      1322-1348 East Florence Boulevard  Casa Grande
    55 Boulder Palms Apartments                          CRF   Multifamily 4350 Boulder Highway               Las Vegas
    56 Dave and Buster's                                 CRF   Retail      2931 Camino Del Rio North          San Diego
    59 316 Courtland Avenue                              CRF   Industrial  316 Courtland Avenue               Stamford
    60 San Pedro Medical Center                          CRF   Office      1360 West Sixth Street             San Pedro
    63 Tamarack Apartments                               CRF   Multifamily 1111 West Saint Mary's Road        Tucson
    66 Recker Brown Center                               CRF   Retail      1135 North Recker Road             Mesa
    71 Corbin Office Center                              CRF   Office      5530 Corbin Avenue                 Tarzana
    73 Corners Apartments                                CRF   Multifamily 7878 Marvin D Love Freeway         Dallas
    77 Center Medical Building                           CRF   Office      7677 Center Avenue                 Huntington Beach
    81 24 Hour Fitness - Henderson, NV                   CRF   Retail      2893 North Green Valley Parkway    Henderson
    89 CVS - Homosassa                                   CRF   Retail      3959 South Suncoast Parkway        Homosassa
    90 Lyons Village Center                              CRF   Mixed Use   23226-23254 Lyons Avenue           Santa Clarita
    92 Bridgeworks Industrial Center                     CRF   Industrial  631-39 South 10th Street           Allentown
    94 Auburn Business Center                            CRF   Industrial  2015, 2025 & 2043 Airport Court    Auburn
    99 Desert Colony Town Homes                          CRF   Multifamily 2818 West Avenue K8                Lancaster
   104 24 Hour Fitness - Monrovia, CA                    CRF   Retail      715 East Huntington Drive          Monrovia





                                                 CUTOFF BALANCE      ORIGINAL       IO MONTHLY       IO ANNUAL       MONTHLY P&I
LOAN # COUNTY         STATE       ZIP CODE         (6/1/2005)        BALANCE        DEBT SERVICE     DEBT SERVICE    DEBT SERVICE
------ ------         ------      --------       --------------      --------       ------------     ------------    ------------

     4 Fairfax         VA           20171        88,500,000.00    88,500,000.00      435,934.20      5,231,210.42     520,968.39
  4.01 Fairfax         VA           20171        30,900,000.00    30,900,000.00
  4.02 Fairfax         VA           20171        30,200,000.00    30,200,000.00
  4.03 Fairfax         VA           20171        27,400,000.00    27,400,000.00
     6 Various         Various     Various       63,000,000.00    63,000,000.00      300,478.65      3,605,743.75     363,459.45
  6.01 Franklin        OH           43125        16,400,000.00    16,400,000.00
  6.02 Franklin        OH           43228        12,900,000.00    12,900,000.00
  6.03 Boone           KY           41048         7,600,000.00     7,600,000.00
  6.04 Franklin        OH           43125         7,100,000.00     7,100,000.00
  6.05 Franklin        OH           43228         7,075,000.00     7,075,000.00
  6.06 Butler          OH           45014         3,860,000.00     3,860,000.00
  6.07 Franklin        OH           43228         2,900,000.00     2,900,000.00
  6.08 Franklin        OH           43228         2,625,000.00     2,625,000.00
  6.09 Franklin        OH           43228         2,540,000.00     2,540,000.00
    10 Cook            IL           60614        36,700,000.00    36,700,000.00      174,575.61      2,094,907.36     211,381.77
    11 Various         Various     Various       34,875,818.76    35,116,000.00                                       236,391.77
 11.01 Tarrant         TX           76051         5,455,429.79     5,493,000.00
 11.02 Harris          TX           77060         5,397,826.49     5,435,000.00
 11.03 Harris          TX           77060         4,386,789.25     4,417,000.00
 11.04 Sacramento      CA           95670         3,824,660.50     3,851,000.00
 11.05 Trumbull        OH           44484         3,489,965.46     3,514,000.00
 11.06 Jackson         MO           64057         3,203,935.28     3,226,000.00
 11.07 DuPage          IL           60108         3,042,050.14     3,063,000.00
 11.08 DuPage          IL           60108         2,479,921.39     2,497,000.00
 11.09 Clay            MO           64117         2,078,684.61     2,093,000.00
 11.10 Jackson         MO           64057         1,516,555.85     1,527,000.00
    14 Los Angeles     CA           91316        28,000,000.00    28,000,000.00      131,535.19      1,578,422.22     160,036.57
    16 Various         Various     Various       22,727,481.39    22,884,000.00                                       154,049.13
 16.01 Ramsey          MN           55113         2,756,019.96     2,775,000.00
 16.02 Dallas          TX           75243         2,756,019.96     2,775,000.00
 16.03 Pottawatomie    OK           74801         2,251,494.51     2,267,000.00
 16.04 Laramie         WY           82001         2,250,501.35     2,266,000.00
 16.05 Maricopa        AZ           85021         2,250,501.35     2,266,000.00
 16.06 DuPage          IL           60563         2,078,684.61     2,093,000.00
 16.07 DuPage          IL           60563         2,078,684.61     2,093,000.00
 16.08 Maricopa        AZ           85021         1,916,799.47     1,930,000.00
 16.09 Racine          WI           53406         1,411,280.85     1,421,000.00
 16.10 Missoula        MT           59801         1,239,464.11     1,248,000.00
 16.11 DuPage          IL           60108           705,143.85       710,000.00
 16.12 DuPage          IL           60108           705,143.85       710,000.00
 16.13 Clay            MO           64117           327,742.91       330,000.00
    21 Los Angeles     CA           91345        17,800,000.00    17,800,000.00       85,874.70      1,030,496.39     103,424.10
    27 Maricopa        AZ           85255        14,479,859.79    14,500,000.00                                        89,562.99
    28 Fairfax         VA           20171        14,200,000.00    14,200,000.00       65,747.32        788,967.78      80,447.94
    29 Maricopa        AZ           85258        13,972,976.96    13,972,976.96                                        84,314.83
    30 Los Angeles     CA           90248        13,472,201.40    13,500,000.00                                        76,313.05
    52 Maricopa        AZ           85018         9,350,000.00     9,350,000.00       43,370.37        520,444.38      53,029.62
    54 Pinal           AZ           85222         8,933,849.93     8,960,000.00                                        51,493.99
    55 Clark           NV           89121         8,600,000.00     8,600,000.00       42,943.26        515,319.17      51,064.78
    56 San Diego       CA           92108         8,325,000.00     8,325,000.00                                        47,007.60
    59 Fairfield       CT            6906         7,912,508.68     7,920,000.00                                        44,881.97
    60 Los Angeles     CA           90732         7,700,000.00     7,700,000.00       36,692.64        440,311.67      44,398.49
    63 Pima            AZ           85745         7,450,000.00     7,450,000.00       33,990.63        407,887.50      41,834.04
    66 Maricopa        AZ           85205         7,159,006.77     7,180,000.00                                        41,227.93
    71 Los Angeles     CA           91356         5,794,778.69     5,800,000.00                                        33,589.75
    73 Dallas          TX           75237         5,748,392.13     5,760,000.00                                        32,921.81
    77 Orange          CA           92647         5,500,000.00     5,500,000.00                                        31,193.90
    81 Clark           NV           89014         4,750,000.00     4,750,000.00                                        26,821.16
    89 Citrus          FL           34448         4,231,000.00     4,231,000.00       19,375.43        232,505.20      23,811.22
    90 Los Angeles     CA           91321         4,195,568.76     4,200,000.00                                        25,046.24
    92 Lehigh          PA           18103         4,000,000.00     4,000,000.00                                        25,236.82
    94 Placer          CA           95602         3,738,880.46     3,750,000.00                                        21,386.29
    99 Los Angeles     CA           93536         2,997,333.41     3,000,000.00                                        17,469.09
   104 Los Angeles     CA           91016         2,700,000.00     2,700,000.00                                        15,245.71




                                                                                                   NET
                                    PRIMARY   MASTER        TRUSTEE &                            MORTGAGE
          ANNUAL P&I     INTEREST  SERVICING  SERVICING      PAYING        BROKER      ADMIN.    INTEREST     ACCRUAL
 LOAN #  DEBT SERVICE    RATE (%)  FEE RATE   FEE RATE      AGENT FEE    STRIP RATE     FEE        RATE         TYPE        TERM
-------  ------------    --------  ---------  ---------     ---------    ----------    -------   ---------    -------       -----

     4   6,251,620.68    5.8300    0.02000    0.01000        0.00130                  0.03130     5.7987     Actual/360      120
  4.01
  4.02
  4.03
     6   4,361,513.40    5.6450    0.02000    0.01000        0.00130                  0.03130     5.6137     Actual/360      120
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
    10   2,536,581.24    5.6300    0.02000    0.01000        0.00130                  0.03130     5.5987     Actual/360      120
    11   2,836,701.24    5.2380    0.02000    0.01000        0.00130                  0.03130     5.2067     Actual/360      120
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
    14   1,920,438.84    5.5600    0.02000    0.01000        0.00130                  0.03130     5.5287     Actual/360      120
    16   1,848,589.56    5.2380    0.02000    0.01000        0.00130                  0.03130     5.2067     Actual/360      120
 16.01
 16.02
 16.03
 16.04
 16.05
 16.06
 16.07
 16.08
 16.09
 16.10
 16.11
 16.12
 16.13
    21   1,241,089.20    5.7100    0.02000    0.01000        0.00130                  0.03130     5.6787     Actual/360      120
    27   1,074,755.88    5.5600    0.02000    0.01000        0.00130                  0.03130     5.5287     Actual/360      120
    28     965,375.28    5.4800    0.02000    0.01000        0.00130                  0.03130     5.4487     Actual/360      60
    29   1,011,777.96    6.0600    0.02000    0.01000        0.00130                  0.03130     6.0287     Actual/360      117
    30     915,756.60    5.4600    0.02000    0.01000        0.00130                  0.03130     5.4287     Actual/360      84
    52     636,355.44    5.4900    0.02000    0.01000        0.00130                  0.03130     5.4587     Actual/360      120
    54     617,927.88    5.6100    0.02000    0.01000        0.00130                  0.03130     5.5787     Actual/360      120
    55     612,777.36    5.9100    0.02000    0.01000        0.00130                  0.03130     5.8787     Actual/360      120
    56     564,091.20    5.4500    0.02000    0.01000        0.00130                  0.03130     5.4187     Actual/360      120
    59     538,583.64    5.4825    0.02000    0.01000        0.00130                  0.03130     5.4512     Actual/360      120
    60     532,781.88    5.6400    0.02000    0.01000        0.00130                  0.03130     5.6087     Actual/360      120
    63     502,008.48    5.4000    0.02000    0.01000        0.00130                  0.03130     5.3687     Actual/360      120
    66     494,735.16    5.6020    0.02000    0.01000        0.00130                  0.03130     5.5707     Actual/360      120
    71     403,077.00    5.6800    0.02000    0.01000        0.00130                  0.03130     5.6487     Actual/360      120
    73     395,061.72    5.5600    0.02000    0.01000        0.00130                  0.03130     5.5287     Actual/360      120
    77     374,326.80    5.4900    0.02000    0.01000        0.00130                  0.03130     5.4587     Actual/360      120
    81     321,853.92    5.4500    0.02000    0.01000        0.00130                  0.03130     5.4187     Actual/360      120
    89     285,734.64    5.4200    0.02000    0.01000        0.00130                  0.03130     5.3887     Actual/360      120
    90     300,554.88    5.7000    0.02000    0.01000        0.00130                  0.03130     5.6687     Actual/360      120
    92     302,841.84    5.7800    0.02000    0.01000        0.00130                  0.03130     5.7487     Actual/360      120
    94     256,635.48    5.5400    0.02000    0.01000        0.00130                  0.03130     5.5087     Actual/360      120
    99     209,629.08    5.7300    0.02000    0.01000        0.00130                  0.03130     5.6987     Actual/360      120
   104     182,948.52    5.4500    0.02000    0.01000        0.00130                  0.03130     5.4187     Actual/360      120




                                          REMAINING
       REMAINING     MATURITY/   AMORT      AMORT      TITLE          ARD
LOAN #    TERM       ARD DATE    TERM       TERM        TYPE          Y/N                       ARD STEP UP (%)
------    ----       --------    ----       ----        ----          ---                       ---------------

    4     120        6/8/2015     360        360        Fee            No
 4.01     120                                           Fee            No
 4.02     120                                           Fee            No
 4.03     120                                           Fee            No
    6     120        6/8/2015     360        360        Fee            No
 6.01     120                                           Fee            No
 6.02     120                                           Fee            No
 6.03     120                                           Fee            No
 6.04     120                                           Fee            No
 6.05     120                                           Fee            No
 6.06     120                                           Fee            No
 6.07     120                                           Fee            No
 6.08     120                                           Fee            No
 6.09     120                                           Fee            No
   10     119        5/8/2015     360        360        Fee            No
   11     117        3/8/2015     240        237        Various        No
11.01     117                                           Fee            No
11.02     117                                           Fee            No
11.03     117                                           Fee            No
11.04     117                                           Fee            No
11.05     117                                           Fee            No
11.06     117                                           Fee            No
11.07     117                                           Leasehold      No
11.08     117                                           Leasehold      No
11.09     117                                           Leasehold      No
11.10     117                                           Fee            No
   14     120        6/8/2015     360        360        Fee            No
   16     117        3/8/2015     240        237        Fee            No
16.01     117                                           Fee            No
16.02     117                                           Fee            No
16.03     117                                           Fee            No
16.04     117                                           Fee            No
16.05     117                                           Fee            No
16.06     117                                           Fee            No
16.07     117                                           Fee            No
16.08     117                                           Fee            No
16.09     117                                           Fee            No
16.10     117                                           Fee            No
16.11     117                                           Fee            No
16.12     117                                           Fee            No
16.13     117                                           Fee            No
   21     118        4/8/2015     360        360        Fee            No
   27     119        5/8/2015     300        299        Fee            No
   28      58        4/8/2010     360        360        Fee            Yes      Greater of: (i) Initial Note Rate plus 5.0% or
                                                                                  (ii) Treasury Rate plus 6.3%.
   29     117        3/8/2015     360        360        Fee            No
   30      82        4/8/2012     360        358        Fee            No
   52     119        5/8/2015     360        360        Fee            No
   54     117        3/8/2015     360        357        Fee            No
   55     118        4/8/2015     360        360        Fee            No
   56     120        6/8/2015     360        360        Leasehold      Yes      Greater of: (i) Initial Note Rate plus 5.0% or
                                                                                  (ii) Treasury Rate plus 6.25%.
   59     119        5/8/2015     360        359        Fee            No
   60     118        4/8/2015     360        360        Fee            No
   63     118        4/8/2015     360        360        Fee            No
   66     117        3/8/2015     360        357        Fee            No
   71     119        5/8/2015     360        359        Fee            No
   73     118        4/8/2015     360        358        Fee            No
   77     120        6/8/2015     360        360        Fee            No
   81     120        6/8/2015     360        360        Fee            Yes      Greater of: (i) Initial Note Rate plus 5.0% or
                                                                                  (ii) Treasury Rate plus 6.25%.
   89     118        4/8/2015     360        360        Fee            No
   90     119        5/8/2015     336        335        Fee            No
   92     120        6/8/2015     300        300        Fee            No
   94     117        3/8/2015     360        357        Fee            No
   99     119        5/8/2015     360        359        Fee            No
  104     120        6/8/2015     360        360        Fee            Yes      Greater of: (i) Initial Note Rate plus 5.0% or
                                                                                  (ii) Treasury Rate plus 6.25%.




            ENVIRONMENTAL    ENVIRONMENTAL       CROSS-           CROSS-         DEFEASANCE    LETTER OF     LOCKBOX       HOLDBACK
  LOAN #     REPORT TYPE     INSURANCE (Y/N)    DEFAULTED     COLLATERALIZED       ALLOWED       CREDIT      IN-PLACE         AMT
  ------     -----------     ---------------    ---------     --------------       -------       ------      --------         ---

      4        Phase I       No                                                   Yes             No           Yes            Yes
   4.01        Phase I       No
   4.02        Phase I       No
   4.03        Phase I       No
      6        Phase I       No                                                   Yes             No           Yes            No
   6.01        Phase I       No
   6.02        Phase I       No
   6.03        Phase I       No
   6.04        Phase I       No
   6.05        Phase I       No
   6.06        Phase I       No
   6.07        Phase I       No
   6.08        Phase I       No
   6.09        Phase I       No
     10        Phase I       No                                                   Yes             Yes          Yes            No
     11        Phase I       No                                                   Yes             No           Yes            No
  11.01        Phase I       No
  11.02        Phase I       No
  11.03        Phase I       No
  11.04        Phase I       No
  11.05        Phase I       No
  11.06        Phase I       No
  11.07        Phase I       No
  11.08        Phase I       No
  11.09        Phase I       No
  11.10        Phase I       No
     14        Phase I       No                                                   Yes             No           Yes            No
     16        Phase I       No                                                   Yes             No           Yes            No
  16.01        Phase I       No
  16.02        Phase I       No
  16.03        Phase I       No
  16.04        Phase I       No
  16.05        Phase I       No
  16.06        Phase I       No
  16.07        Phase I       No
  16.08        Phase I       No
  16.09        Phase I       No
  16.10        Phase I       No
  16.11
  16.12
  16.13
     21        Phase I       No                                                   Yes             No           Yes            No
     27        Phase I       No                                                   Yes             No                          No
     28        Phase I       No                                                   Yes             No           Yes            No
     29        Phase I       No                                                   Yes             No                          Yes
     30        Phase I       No                                                   Yes             No           Yes            No
     52        Phase I       No                                                   Yes             No                          No
     54        Phase I       No                                                   Yes             No           Yes            No
     55        Phase I       No                                                   Yes             No           Yes            No
     56        Phase I       No                 Yes            Yes                Yes             No           Yes            No
     59        Phase I       No                                                   Yes             No           Yes            Yes
     60        Phase I       No                                                   Yes             No           Yes            No
     63        Phase I       No                                                   Yes             No                          No
     66        Phase I       No                                                   Yes             No           Yes            Yes
     71        Phase I       No                                                   Yes             No                          No
     73        Phase I       No                                                   Yes             No           Yes            No
     77        Phase I       No                                                   Yes             No                          No
     81        Phase I       No                 Yes            Yes                Yes             No           Yes            No
     89        Phase I       No                                                   Yes             No                          No
     90        Phase I       No                                                   Yes             No                          No
     92        Phase I       No                                                   Yes             No                          No
     94        Phase I       No                                                   Yes             No                          No
     99        Phase I       No                                                   Yes             No                          No
    104        Phase I       No                 Yes            Yes                Yes             No           Yes            No




                                  UPFRONT          UPFRONT     UPFRONT                               UPFRONT           UPFRONT
            UPFRONT ENG.           CAPEX            ENVIR.      TI/LC        UPFRONT RE             INSURANCE           OTHER
LOAN #        RESERVE             RESERVES         RESERVE     RESERVE      TAX RESERVE              RESERVE           RESERVE
------        -------             --------         -------     -------      -----------              -------           -------

    4                                                                        373,759.78             52,904.58
 4.01
 4.02
 4.03
    6                                                         940,000.00                                              218,850.00
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
 6.09
   10                                                                         74,469.54             24,488.00
   11                            188,000.07                                  330,300.26                                60,364.00
11.01
11.02
11.03
11.04
11.05
11.06
11.07
11.08
11.09
11.10
   14        19,900.00                                                        94,467.95
   16                            128,089.18                                  193,739.98
16.01
16.02
16.03
16.04
16.05
16.06
16.07
16.08
16.09
16.10
16.11
16.12
16.13
   21        13,688.00                                                        35,769.00             25,041.71

   28                                                         200,000.00      59,222.33              5,790.25
   29                                                                          7,932.00             10,202.00
   30       400,000.00                                                         4,861.00
   52        10,341.00                                                        21,031.66             17,375.00
   54         3,750.00                                                        12,437.00
   55        12,689.00                                                        11,670.00             12,712.00
   56                                                                                                                  22,070.00
   59         4,937.50                                                        47,705.00             24,148.00
   60        36,293.75            81,968.75                                   19,945.47              4,470.64

   66         2,187.50                                                         3,844.00
   71       137,500.00                                                        30,800.00
   73         3,081.00             5,062.50                                   43,377.00             16,272.00          10,081.00
   77                                                                         29,718.72              5,001.16
   81        12,303.75
   89
   90        67,275.00                                                        17,962.00              4,490.00
   92         8,625.00                                                        31,100.67             25,124.40
   94           500.00                                                         4,534.72              2,337.31
   99        36,813.00                                                        10,171.00              3,130.00
  104        88,705.00




                                          MONTHLY      MONTHLY         MONTHLY                             MONTHLY        MONTHLY
                                           CAPEX        ENVIR.          TI/LC          MONTHLY RE         INSURANCE        OTHER
 LOAN #     UPFRONT OTHER DESCRIPTION     RESERVE      RESERVE         RESERVE         TAX RESERVE         RESERVE        RESERVE
 ------     -------------------------     -------      -------         -------         -----------         -------        -------

     4                                    3,993.05                    35,138.84         62,293.30         13,258.33
  4.01
  4.02
  4.03
     6        Kellogg Rent Abatement                                  40,113.58
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
    10                                      414.67                                      74,469.54
    11         Ground Lease Reserve                                                     76,208.97
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
    14                                    1,294.00                    10,811.00         18,893.59          4,632.60
    16                                                                                  62,750.78
 16.01
 16.02
 16.03
 16.04
 16.05
 16.06
 16.07
 16.08
 16.09
 16.10
 16.11
 16.12
 16.13
    21                                    1,536.00                     9,523.00         11,923.00          2,782.41
    27                                    2,142.00
    28                                      729.68                                      14,805.58          2,895.12
    29                                    1,521.00                                       7,932.00          5,101.00
    30                                    1,875.00                     5,000.00          1,620.00          1,255.00
    52                                    4,333.00                                       7,010.55          4,343.75
    54                                    1,873.00                     4,691.00         12,437.00          1,921.00
    55                                    3,813.00                                       5,835.00          1,589.00
    56         Ground Lease Reserve
    59                                    1,455.90                     3,979.46          9,541.00          2,081.08
    60                                    1,029.56                                       6,648.49          1,490.21
    63                                    5,062.50                                      10,309.58          2,796.17
    66                                      887.42                     2,218.54          3,844.00          1,099.00
    71                                      820.00                     4,100.00          7,700.00            821.00
    73          Termite Remediation       5,062.50                                      14,459.00          2,712.00
    77                                                                                   7,429.68          1,250.29

    90                                      477.00                     2,385.00          4,834.00            806.00
    92                                    4,400.00                     3,178.42          4,450.00          2,093.70
    94                                      530.00                     2,650.00          2,267.36            776.36
    99                                      750.00                                       2,543.00          1,043.00





                    OTHER MONTH                TOTAL     UNIT OF                      GRACE           LOAN
       LOAN #       DESCRIPTION             SF/UNITS     MEASURE                      PERIOD          GROUP
       ------       -----------             --------     -------                      ------          -----

           4                                 479,166     SF                             0               1
        4.01                                 158,888     SF                                             1
        4.02                                 159,737     SF                                             1
        4.03                                 160,541     SF                                             1
           6                               2,270,205     SF                             0               1
        6.01                                 509,190     SF                                             1
        6.02                                 505,040     SF                                             1
        6.03                                 325,000     SF                                             1
        6.04                                 240,000     SF                                             1
        6.05                                 237,170     SF                                             1
        6.06                                 124,880     SF                                             1
        6.07                                 120,000     SF                                             1
        6.08                                 112,600     SF                                             1
        6.09                                  96,325     SF                                             1
          10                                 134,329     SF                             0               1
          11                                     853     Rooms                          0               1
       11.01                                     105     Rooms                                          1
       11.02                                     105     Rooms                                          1
       11.03                                      90     Rooms                                          1
       11.04                                      87     Rooms                                          1
       11.05                                      64     Rooms                                          1
       11.06                                      80     Rooms                                          1
       11.07                                      96     Rooms                                          1
       11.08                                      93     Rooms                                          1
       11.09                                      70     Rooms                                          1
       11.10                                      63     Rooms                                          1
          14                                 103,189     SF                             0               1
          16                                     709     Rooms                          0               1
       16.01                                      81     Rooms                                          1
       16.02                                      78     Rooms                                          1
       16.03                                      64     Rooms                                          1
       16.04                                      62     Rooms                                          1
       16.05                                      81     Rooms                                          1
       16.06                                      64     Rooms                                          1
       16.07                                      63     Rooms                                          1
       16.08                                      94     Rooms                                          1
       16.09                                      63     Rooms                                          1
       16.10                                      59     Rooms                                          1
       16.11                                                                                            1
       16.12                                                                                            1
       16.13                                                                                            1
          21                                  73,724     SF                             0               1
          27                                 128,502     SF                             0               1
          28                                  87,562     SF                             0               1
          29                                      73     Units                          0               1
          30                                 150,000     SF                             0               1
          52                                     260     Units                          0               2
          54                                  93,812     SF                             0               1
          55                                     183     Units                          0               1
          56                                  45,000     SF                             0               1
          59                                 116,472     SF                             0               1
          60                                  61,760     SF                             0               1
          63                                     270     Units                          0               2
          66                                  53,245     SF                             0               1
          71                                  49,205     SF                             0               1
          73                                     243     Units                          0               2
          77                                  56,041     SF                             0               1
          81                                  26,000     SF                             0               1
          89                                  13,813     SF                             0               1
          90                                  28,631     SF                             0               1
          92                                 264,000     SF                             0               1
          94                                  42,400     SF                             0               1
          99                                      36     Units                          0               2
         104                                  17,000     SF                             0               1
